Execution Version

RCS CAPITAL CORPORATION

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

INDENTURE

Dated as of April 29, 2014

5.00% Convertible Senior Notes due 2021

i

ii

iii

iv

EXHIBIT

Exhibit A	Form of Note	A-1

v

INDENTURE dated as of April 29, 2014 (this “Indenture”) between RCS CAPITAL CORPORATION, a Delaware corporation, as issuer (the “Issuer,” as more fully set forth in Section 1.01), and Wilmington Trust, National Association, a national banking association, as trustee (the “Trustee,” as more fully set forth in Section 1.01).

WITNESSETH:

WHEREAS, for its lawful corporate purposes, the Issuer has duly authorized the issuance of its 5.00% Convertible Senior Notes due 2021 (the “Notes”), initially in an aggregate principal amount not to exceed $120,000,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Issuer has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Issuer, and this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Issuer covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1
Definitions

Section 1.01.         Definitions. For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)          all words, terms and phrases defined herein shall have the respective meanings specified in this Section 1.01; and

(b)          the words “herein,” “hereof” and “hereunder” and other words of similar import (i) when used with regard to any specified Article, Section or subdivision, refer to such Article, Section or subdivision of this Indenture and (ii) otherwise, refer to the Indenture as a whole and not to any particular Article, Section or subdivision.

“Acquired EBITDA” shall mean, with respect to any Acquired Entity or Business (any of the foregoing, a “Pro Forma Entity”) for any period, the amount for such period of Consolidated EBITDA of such Pro Forma Entity (determined using such definitions as if references to the Issuer and its Subsidiaries therein were to such Pro Forma Entity and its Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity.

“Acquired Entity or Business” shall have the meaning provided in the definition of the term “Consolidated EBITDA.”

“Additional Interest” means all amounts, if any, payable pursuant to Section 6.04.

“Additional Shares” shall have the meaning specified in Section 14.03(a).

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement Value” shall mean, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to any such Hedging Agreement, (i) for any date on or after the date such Hedging Agreement has been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (ii) for any date prior to the date referenced in clause (i), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreement, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreement.

“Asset Sale” shall mean the sale, transfer or other disposition (other than as a result of a Casualty Event) by any Company of (a) any Equity Interests of any Subsidiary of any Company (other than directors’ qualifying shares) or (b) any other assets of a Company, in each case other than (i) cash, Permitted Investments, or inventory, damaged, unnecessary obsolete or worn out assets, equipment no longer used or useful in the business of the Companies, scrap and other assets, in each case sold, transferred or otherwise disposed of in the ordinary course of business (including allowing any registrations or any applications for registration of any material intellectual property to lapse or go abandoned); (ii) the disposition of all or substantially all of the assets of a Company in a manner permitted pursuant to Section 4.12 and the making of any Restricted Payment that is permitted to be made, and is made, pursuant to Section 4.13; (iii) any disposition of assets or issuance or sale of Equity Interests of any Company in any transaction or series of transactions with an aggregate fair market value not in excess of $12,500,000; (iv) transactions pursuant to Section 4.12(a)(ii); (v) to the extent allowable under Section 1031 of the Code, or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business; (vi) the lease, assignment, sub-lease, license or sub-license of any real or personal property in the ordinary course of business; (vii) the sale or discount without recourse of accounts receivable in connection with the compromise thereof or the assignment of past due accounts receivable for collection; (viii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business; (ix) the licensing or sub-licensing of material intellectual property or other general intangibles in the ordinary course of business; (x) the unwinding of any Hedging Obligations; (xi) sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements; (xii) the lapse or abandonment of any material intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Issuer are not material to the conduct of the business of the Companies taken as a whole, (xiii) the sale, transfer or other disposition in the ordinary course of business of mutual funds purchased in reliance on Section 4.11(z).

2

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Broker-Dealer” shall mean each Company registered as a broker-dealer pursuant to the Exchange Act.

“Business Day” means any day other than a Saturday, Sunday or a day on which banks in New York City or the place of payment are authorized or required by law to close.

“Calculation Date” means the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made.

“Capital Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Lease Obligations or Synthetic Lease Obligations) by Issuer and its Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on a consolidated statement of cash flows of Issuer and its Subsidiaries (including capitalized software expenditures, customer acquisition costs and incentive payments, conversion costs and contract acquisition costs).

“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation and including, without limitation, membership interests and partnership interests) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Management Services” shall mean (a) commercial credit cards, merchant card services, purchase or debit cards, including non-card e-payables services, (b) treasury management services (including controlled disbursement, overdraft, automatic clearinghouse fund transfer services, return items and interstate depository network services, and cash management services for collections, operating, payroll and trust accounts, electronic funds transfer services, information reporting services, lockbox services, stop payment services and wire transfer services) and (c) any other demand deposit or operating account relationships or other cash management services.

3

“Casualty Event” shall mean any loss of or damage to, or any condemnation or other taking by a Governmental Authority of, any property or assets of a Company for which a Company receives insurance proceeds, or proceeds of a condemnation award or other compensation.

“Change of Control” shall be deemed to have occurred if any of the following occurs:

(a)          any “person” or “group” (other than the current holder of Class B Common Stock or its Affiliates) is or becomes the “beneficial owner,” directly or indirectly, of shares of the Issuer’s common stock, voting or otherwise, representing 50% or more of the total voting power or economic interests of all outstanding classes of the Issuer’s common stock, voting or otherwise; or

(b)          the Issuer consolidates with, or merges with or into, another person or the Issuer sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the Issuer’s assets, or any person consolidates with, or merges with or into, the Issuer, in any such event other than pursuant to a transaction in which the persons that “beneficially owned,” directly or indirectly, the shares of the Issuer’s common stock, voting or otherwise, immediately prior to such transaction “beneficially own,” directly or indirectly, shares of the Issuer’s voting stock representing at least a majority of the total voting power of all outstanding classes of voting stock of the continuing or surviving or transferee person (or any parent thereof) immediately after giving effect to such transaction (all such terms having the meanings ascribed thereto in publicly-traded convertible securities of corporate issuers in the U.S. securities markets).

“Class B Common Stock” means the Class B common stock of the Issuer, par value $0.001 per share.

“close of business” means 5:00 p.m. (New York City time).

“Commission” means the U.S. Securities and Exchange Commission.

“Commitment Letter” means that certain commitment letter, dated January 16, 2014 by and among Luxor Capital Group, LP, the Issuer, RCAP Holdings, LLC, and RCS Capital Management, LLC.

“Common Stock” means the Class A common stock of the Issuer, par value $0.001 per share, at the date of this Indenture, subject to Section 14.07.

“Companies” shall mean the Issuer and its Subsidiaries.

“Conversion Agent” means the office or agency maintained by the Issuer pursuant to Section 4.08 of this Indenture where the Notes may be surrendered for conversion.

“Conversion Date” shall have the meaning specified in Section 14.02(c).

“Conversion Obligation” shall have the meaning specified in Section 14.01(a).

4

“Conversion Price” means as of any date, $1,000, divided by the Conversion Rate as of such date.

“Conversion Rate” shall have the meaning specified in Section 14.01(a).

“Consolidated EBITDA” shall mean, for any period,

(a)          Consolidated Net Income for such period, plus

(b)          without duplication and to the extent deducted (and not added back or excluded) in determining such Consolidated Net Income, the sum of

(i)          Consolidated Interest Expense and Other Net Finance Costs for such period,

(ii)         expenses for taxes based upon income, profits or capital, including U.S. and non-U.S. federal and state, franchise, excise and other similar taxes and foreign withholding taxes paid or accrued during such period (including any such taxes deferred or accrued in accordance with GAAP), and any penalties and interest relating to any tax examinations (and not added back) in computing Consolidated Net Income,

(iii)        all amounts attributable to depreciation and amortization for such period (including accelerated depreciation and amortization from the write-off or write-down of tangible or intangible assets (other than the write-down of current assets)),

(iv)        any extraordinary, nonrecurring or unusual losses or expenses and any non-cash charges for such period, including with respect to write offs or write downs reducing Consolidated Net Income for such period, stock based compensation, goodwill or other asset impairments, restructuring costs, impacts of fair value accounting, recruiting or retention loan expenses, valuation of derivatives, write-offs or deferred financing costs and debt issuance costs, non-cash expenses in respect of options, profits interests and similar interests and non-cash charges in respect of capitalized research and development and organizational costs,

(v)         fees and expenses (other than those payable to Affiliates of Issuer) incurred during such period in connection with (x) the Transactions, (y) any Pending Acquisition and (z) any Permitted Acquisition or proposed or actual acquisitions or Asset Sales permitted hereunder; provided that, in the case of this clause (z), such fees and expenses do not exceed 12.5% of Consolidated EBITDA for such period when taken together with any fees and expenses added back during such period pursuant to clause (vi) below,

(vi)        fees and expenses (other than those payable to Affiliates of Issuer) incurred during such period in connection with any Equity Issuance or any proposed or actual issuance or incurrence of any Indebtedness, any amendments or modifications to Equity Interests or Indebtedness, including any financing fees and advisor fees (including, to the extent not already included in Consolidated Net Income, fees paid to RCS Management in connection therewith to the extent permitted under Section 4.15); provided that, in the case of this clause (vi), such fees and expenses do not exceed 12.5% of Consolidated EBITDA for such period when taken together with any fees and expenses added back during such period pursuant to clause (v)(z) above,

5

(vii)       all losses during such period resulting from the sale or disposition of any assets of the Issuer or any Subsidiary of the Issuer outside the ordinary course of business,

(viii)      all losses during such period resulting from the discontinuation of any operations of the Issuer or any Subsidiary of the Issuer to the extent permitted or required under Regulation S-X,

(ix)         any losses on extinguishment or modification of debt,

(x)          the amount of net cost savings and synergies projected by the Issuer in good faith to be realized as a result of actions taken or to be taken within 12 months after the date of a Permitted Acquisition or Asset Sale (other than the Transactions or any Pending Acquisition), as applicable (which cost savings or synergies shall be calculated on a Pro Forma Basis as though such cost savings or synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings or synergies are reasonably identifiable and factually supportable, (B) no cost savings or synergies shall be added pursuant to this defined term to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period, and (C) such actions have been taken or are to be taken within 12 months after the date of determination to take such action; provided, further, that such cost savings and synergies do not exceed, in the aggregate, 12.5% of Consolidated EBITDA (prior to giving effect to this clause (x)) for any such consecutive four quarter period, and

(xi)         the amount of net cost savings and synergies projected by the Issuer in good faith to be realized as a result of actions listed on Schedule 1.01(a) (such amount, with respect to any such action, the “Permitted Amount”) taken within 18 months after the Issue Date with respect to the Transactions and the Pending Acquisitions, as applicable (which cost savings or synergies shall be calculated on a Pro Forma Basis as though such cost savings or synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings or synergies are reasonably identifiable and factually supportable, (B) no cost savings or synergies shall be added pursuant to this defined term to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period, and (C) such actions have been taken within 18 months after the date of determination to take such action;

minus

(c)          without duplication and to the extent included and not deducted in determining such Consolidated Net Income, the sum of

(i)          non-cash gains increasing Consolidated Net Income for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period,

6

(ii)         any extraordinary, unusual or non-recurring gains and all non-cash items of income for such period,

(iii)        all gains during such period resulting from the discontinuation of any operations of the Issuer or any of its Subsidiaries to the extent permitted or required under Regulation S-X,

(iv)        all gains during such period resulting from the sale or disposition of any assets of the Issuer or any Subsidiary of the Issuer outside the ordinary course of business, and

(v)         any gains on extinguishment or modification of debt.

For the avoidance of doubt, (A) there shall be included in determining Consolidated EBITDA for any period, without duplication, the Acquired EBITDA of any Person or business, or attributable to any property or asset acquired by the Issuer or any of its Subsidiaries during such period to the extent not subsequently sold, transferred, abandoned or otherwise disposed by the Issuer or such Subsidiary during such period, to the extent the fair market value (as determined by the Issuer in good faith) of the Person, business or assets subject to such acquisition so acquired in any one transaction or series of related transactions is greater than $2,500,000 (each such Person, business, property or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”), based on the actual Acquired EBITDA of such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition or conversion) and (B) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset sold, transferred, abandoned or otherwise disposed of or closed during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”), to the extent the fair market value (as determined by the Issuer in good faith) of the Person, business or assets subject to such sale, transfer, abandonment or disposition so sold, transferred, abandoned or disposed of in any one transaction or series of related transactions is greater than $2,500,000, based on the actual Disposed EBITDA of such Sold Entity or Business for such period (including the portion thereof occurring prior to such sale, transfer or disposition or conversion).

Additionally, there shall be included in determining Consolidated EBITDA for any period, without duplication, the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income, any accruals or reserves that are established or adjusted in accordance with GAAP or changes as a result of the adoption or modification of accounting policies during such period, or as a result of a change in law or regulation, in each case, pursuant to ASC 350 and ASC 360 (formerly Financial Accounting Standards Board Statement Nos. 142 and 144, respectively) or relating to investments in debt or equity securities, and the amortization of intangibles arising pursuant to ASC 805 (formerly Financial Accounting Standards Board Statement No. 141). Notwithstanding anything herein to the contrary, for purposes of determining Consolidated EBITDA under this Indenture for any period that includes any of the fiscal quarters ended June 30, 2013, September 30, 2013 and December 31, 2013, Consolidated EBITDA for such fiscal quarters shall be $66,100,000, $68,700,000, $66,100,000 and $66,100,000, respectively, in each case, subject to any adjustment set forth above with respect to any transactions occurring after the Issue Date.

7

“Consolidated Interest Expense” shall mean with respect to any Person for any period, the sum, without duplication, of:

(1)         consolidated interest expense of such Person and its Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount or premium resulting from the issuance of Indebtedness at less than or greater than par, as applicable, other than with respect to Indebtedness issued in connection with the Transactions, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Indebtedness or derivative instruments pursuant to GAAP) and (d) the interest component of Capital Lease Obligations and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (A) accretion or accrual of discounted liabilities not constituting Indebtedness, (B) interest expense attributable to a parent entity resulting from push-down accounting, (C) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting, (D) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, and original issue discount with respect to Indebtedness issued in connection with the Transactions or any intercompany Indebtedness, (E) any “additional interest” owing pursuant to a registration rights agreement and (F) any interest expense in respect of any Indebtedness that is convertible into Qualified Capital Stock or cash (in lieu thereof), in excess of the cash interest on such Indebtedness); plus

(2)         consolidated capitalized interest of such Person and its Subsidiaries for such period, whether paid or accrued.

For purposes of this definition, interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP.

“Consolidated Net Income” shall mean, for any period, the net income or loss of the Issuer and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that determination of Consolidated Net Income shall exclude the net income for such period of any Person that is not the Issuer or a Subsidiary of the Issuer or that is accounted for by the equity method of accounting; provided further that Consolidated Net Income of the Issuer and its Subsidiaries shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash or Permitted Investments during such period) by the referent Person to Issuer or one of its Subsidiaries during such period.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

8

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be administered, which office as of the date of this instrument is located at 50 South Sixth Street, Suite 1290, Minneapolis, MN 55402 (reachable by email at jschweiger@wilmingtontrust.com), or such other address as the Trustee may designate from time to time by notice to the Company.

“Credit Facilities” means one or more debt facilities or agreements (including, without limitation, the First Lien Credit Agreement and the Second Lien Credit Agreement) or commercial paper facilities or indentures, in each case with banks or other institutional lenders providing for, or acting as initial purchasers of, revolving credit loans, term loans, notes, debentures, securities, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether after or upon termination or otherwise), restructured, restated or refinanced (including any agreement to extend the maturity thereof and adding additional borrowers or guarantors and including by means of sales of debt securities to institutional investors) in whole or in part from time to time and including increasing the amount of available borrowings thereunder; provided that such increase is permitted by Section 4.09.

“Cumulative Retained Equity Amount” shall mean, at any date, an amount equal to:

(a)          an amount determined on a cumulative basis equal to the Net Cash Proceeds received by the Issuer from Equity Issuances made by the Issuer after the Issue Date (other than in connection with the Equity/Debt Contribution or from the issuance of Disqualified Stock), minus

(b)          the aggregate amount on account of Net Cash Proceeds described in clause (a) above used prior to such date to make, without duplication, (i) investments made pursuant to Section 4.11(p), (ii) Restricted Payments made pursuant to Section 4.13(b)(iv)(C), and (iii) payments, redemptions, repurchases, retirement or other acquisitions for consideration of any principal amount of Subordinated Indebtedness made in accordance with Section 4.14(b)(iii).

“Current Market Price” means, with respect to the Common Stock, on any date specified herein, the average of the Market Price during the period of the most recent ten (10) consecutive Trading Days ending on such date.

“Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.

“Daily VWAP” means, for each of the 20 consecutive Trading Days during the relevant Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “RCAP:US” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Issuer). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

9

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Delisting Event” shall be deemed to have occurred if the Common Stock of the Issuer is no longer listed and trading on a national securities exchange registered under the Exchange Act.

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of the Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Designated Non-Cash Consideration” shall mean the fair market value of non-cash consideration received by Issuer or any Subsidiary thereof in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officers’ Certificate substantially simultaneously with the receipt thereof, setting forth the basis of such valuation,less the amount of cash or Permitted Investments received in connection with a subsequent sale of or collection on such Designated Non-Cash Consideration.

“Disposed EBITDA” shall mean with respect to any Sold Entity or Business (any of the foregoing, a “Disposed Pro Forma Entity”) for any period, the amount for such period of Consolidated EBITDA of such Disposed Pro Forma Entity (determined using such definitions as if references to the Borrower and its Subsidiaries therein were to such Disposed Pro Forma Entity and its Subsidiaries), all as determined on a consolidated basis for such Disposed Pro Forma Entity.

“Disqualified Stock” shall mean any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the 91st day after the Maturity Date or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interest referred to in clause (a) above, in each case at any time prior to the 91st day after the Maturity Date. For the avoidance of doubt, any Equity Interest that is convertible solely into, or exchangeable solely for, Qualified Capital Stock of the Issuer shall not be Disqualified Stock.

“Domestic Companies” shall mean all Companies organized under the laws of the United States of America, any state thereof or the District of Columbia.

10

“Effective Date” shall have the meaning specified in Section 14.03(c), except that, as used in Section 14.04, “Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Event of Default” shall have the meaning specified in Section 6.02.

“Equity/Debt Contribution” shall mean cash proceeds of investments in the Issuer from Luxor Capital Group, management of the Issuer or other investors, which such investment shall take the form of (i) common or preferred stock, plus (ii) the notes offered hereby, and which shall, in the aggregate, be no less than $320.0 million.

“Equity Interests” shall mean shares of Capital Stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, and any option, warrant or other right (other than Indebtedness that is convertible into, or exchangeable for, any such equity interest) entitling the holder thereof to purchase or otherwise acquire any such equity interest.

“Equity Issuance” shall mean any sale by the Issuer of any of its Equity Interests.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Issuer or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Debt” shall mean the Indebtedness outstanding as of the Issue Date (other than Indebtedness under the Credit Facilities and the Notes).

“FATCA” means Code Sections 1471 through 1474, as of the date of this Indenture (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Code Section 1471(b)(1) and any intergovernmental agreements with respect thereto (together with any law implementing such agreements).

“Financial Advisor” shall mean a Person registered as (i) a representative (as such term is defined in NASD Rule 1031(b)) of a Broker-Dealer or (ii) an investment adviser representative (as defined in 17 CFR 275.203A-3(a)) of an Investment Adviser Company.

“FINRA” shall mean Financial Industry Regulatory Authority, Inc.

“First Allied” shall mean First Allied Holdings Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Issuer.

11

“First Allied Credit Agreement” shall mean that certain amended and restated credit agreement, dated as of January 2, 2013 by and between First Allied, as the borrower, and Fifth Third Bank, as the lender, as amended and restated from time to time in accordance with the terms hereof and thereof.

“First Lien Credit Agreement” means that certain first lien credit and guaranty agreement of the Issuer, RCS Holdings, LLC, RCS Capital Management, LLC with Barclays Bank PLC, as administrative agent, and the other parties thereto, dated on or about April 29, 2014, including any related notes, Guarantees, instruments and agreements executed in connection therewith, and, in each case, as amended, modified, renewed, refunded, replaced (whether after or upon termination or otherwise), restructured, restated or refinanced (including any agreement to extend the maturity thereof and adding additional borrowers or guarantors and including by means of sales of debt securities) in whole or in part under such agreement or agreements or any successor agreement or agreements from time to time under the same or any other agent, lender or group of lenders and including increasing the amount of available borrowings thereunder; provided that such increase is permitted under Section 4.09.

“First Lien Loans” means the term loans and revolving loans under the First Lien Credit Agreement.

“Fixed Charge Coverage Ratio” shall mean, for any period, the ratio of (a) (i) Consolidated EBITDA, less (ii) the amount of income taxes paid or payable in cash during such period by the Issuer and its Subsidiaries to (b) the sum of (i) Consolidated Interest Expense for the Issuer and its Subsidiaries for such period, (ii) the amount of income taxes paid or payable in cash during such period by the Issuer and its Subsidiaries, (iii) the aggregate amount of all scheduled principal payments of Indebtedness of the Issuer and its Subsidiaries during such period and (iv) the aggregate amount of all dividends on any preferred Equity Interests paid by the Issuer in such period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio acquisitions that have been made or are, on the Calculation Date, being made by the Issuer or any of its Subsidiaries, including through mergers or consolidations, or any Subsidiaries acquired by (including acquisitions on the Calculation Date) the Issuer or any of its Subsidiaries, and including any related financing transactions and including any increase in ownership of Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given Pro Forma Effect as if they had occurred on the first day of the four-quarter reference period; provided that whenever Pro Forma Effect is to be given to an acquisition or a disposition, the amount of income or earnings related thereto (including the incurrence of any Indebtedness and any pro forma expense and cost reductions that have occurred or are reasonably expected to occur, regardless of whether those expense and cost reductions could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any regulation or policy of the Commission related thereto) shall be reasonably determined in good faith by one of the Issuer’s responsible senior financial or accounting officers so long as such cost savings are actually expected to be achieved within 12 months of such acquisition or disposition.

“Foreign Company” shall mean any Company that is not a Domestic Company.

12

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” means the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a)          a Delisting Event;

(b)          a Qualifying Change of Control; provided, however, that a Qualifying Change of Control in which the holders of all classes of the Issuer’s Common Stock immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of the Issuer’s Common Stock of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction or (ii) effectuated solely to change the Company’s jurisdiction of incorporation or to form a holding company for the Company that results in (1) the surviving entity or the holding company becoming the sole obligor on the Notes, (2) a reclassification or share exchange or similar exchange of the outstanding Common Stock into solely common equity in the surviving entity that is listed or quoted on The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors) and (3) such common equity becoming the Reference Property for the Notes as described in Section 14.07, shall not be a Fundamental Change pursuant to this clause (b); or

(c)          the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.

“Fundamental Change Issuer Notice” shall have the meaning specified in Section 15.02(c).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.02(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.02(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.02(a).

13

“GAAP” shall mean generally accepted accounting principles (GAAP), as in effect from time to time; provided that any lease that is recharacterized as a capital lease and any obligations that are recharacterized as Capital Lease Obligations, in each case due to a change in GAAP after the Issue Date shall not be treated as a capital lease or Capital Lease Obligation, as the case may be, but shall instead be treated as it would have been in accordance with GAAP in effect on the Issue Date

“Global Note” shall have the meaning specified in Section 2.05(b).

“Governmental Authority” shall mean any federal, state, local, county, provincial or foreign court or governmental agency, authority, instrumentality or regulatory body exercising, in each case, any legislative, judicial, administrative or regulatory functions.

“Guarantee” of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee obligation of any guaranteeing Person hereunder shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (ii) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee obligation shall be such guaranteeing Person’s maximum reasonably anticipated liability in respect thereof.

“Hatteras Acquisition” shall mean the acquisition by the Issuer of Hatteras Investment Partners LLC, Hatteras Investment Management LLC, Hatteras Capital Investment Management, LLC, Hatteras Alternative Mutual Funds LLC, and Hatteras Capital Investment Partners, LLC (the “Hatteras Sellers”) pursuant to that certain Asset Purchase Agreement by and among the Issuer, Scotland Acquisition, LLC, certain principals of the Hatteras Sellers and their respective Subsidiaries, the Hatteras Sellers and David Perkins, dated as of October 1, 2013 (as amended, modified or waived in a manner that is not materially adverse to the interests of the Holders of the Notes, the “Hatteras Acquisition Agreement”).

“Hatteras Acquisition Agreement” shall have the meaning specified in the definition of Hatteras Acquisition.

“Hatteras Sellers” shall have the meaning specified in the definition of Hatteras Acquisition.

14

“Hedging Agreement” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of ISDA Master Agreement, including any such obligations or liabilities under any ISDA Master Agreement.

“Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under Hedging Agreements.

“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Note Register.

“ICH” shall have the meaning specified in the definition of ICH Acquisition.

“ICH Acquisition” shall mean the acquisition by the Issuer of Investors Capital Holdings, Ltd. (“ICH”) pursuant to that certain Agreement and Plan of Merger by and among the Issuer, Zoe Acquisition, LLC and ICH, dated as of October 27, 2013, as amended by that First Amendment to Agreement and Plan of Merger, dated as of February 28, 2014 (as may be further amended, modified or waived in a manner that is not materially adverse to the interests of the Holders of the Notes, the “ICH Acquisition Agreement”).

“ICH Acquisition Agreement” shall have the meaning specified in the definition of ICH Acquisition.

15

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments representing extensions of credit, (c) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding (i) trade accounts payable and accrued obligations incurred in the ordinary course of business, (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (iii) obligations resulting from take-or-pay contracts entered into in the ordinary course of business)); (d) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person (including all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person (excluding trade accounts payable and other accrued obligations, in each case incurred in the ordinary course of business)), whether or not the obligations secured thereby have been assumed, but limited to the lower of (i) the fair market value of such property and (ii) the amount of the Indebtedness so secured, (e) all Guarantees by such Person of obligations of others of the type referred to in clauses (a), (b), (c) or (f) of this defined term, (f) all Capital Lease Obligations and Synthetic Lease Obligations of such Person, (g) net obligations of such Person under any Hedging Agreements, valued at the Agreement Value thereof, (h) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Disqualified Stock of such Person or any other Person or any warrants, rights or options to acquire such Disqualified Stock, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, and (i) all obligations of such Person as an account party in respect of letters of credit and bankers’ acceptances, in each case, if and to the extent that any of the foregoing indebtedness (other than Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer, to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness do not provide that such Person is liable therefor.

“Indenture” shall have the meaning specified in the first paragraph of the recitals of this Indenture.

“Investment Advisers Act” shall mean the Investment Advisers Act of 1940, as amended.

“Investment Adviser Company” shall mean each Company registered as an investment adviser pursuant to the Investment Advisers Act.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended.

“Investments” shall mean, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including Guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and other investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, and return of capital, repayment or other amount received in cash by such Person or a Subsidiary of such Person in respect of such Investment.

“Interest Payment Date” means each February 1, May 1, August 1 and November 1 of each year, beginning on August 1, 2014.

“ISDA Master Agreement” shall mean the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc., as in effect from time to time.

16

“Issue Date” means April 29, 2014.

“Issuer Order” means a written order of the Issuer, signed by (a) the Issuer’s Chief Executive Officer, President, Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”) and (b) any such other Officer designated in clause (a) of this definition or the Issuer’s Treasurer or Assistant Treasurer or Secretary or any Assistant Secretary, and delivered to the Trustee.

“J.P. Turner” shall have the meaning specified in the definition of J.P. Turner Acquisition.

“J.P. Turner Acquisition” means the acquisition by the Issuer of J.P. Turner & Company, LLC and J.P. Turner & Company Capital Management, LLC (collectively, “J.P. Turner”) pursuant to that certain Membership Interest Purchase Agreement by and among the Issuer, Braves Acquisition, LLC, Timothy W. McAfee, William L. Mello, Dean Vernoia and Clint Gharib, dated as of January 16, 2014 (as may be amended, modified or waived in a manner that is not materially adverse to the interests of the Holders of the Notes, the “J.P. Turner Acquisition Agreement”).

“J.P. Turner Acquisition Agreement” shall have the meaning specified in the definition of J.P. Turner Acquisition.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Issuer for this purpose.

“Leverage Ratio” shall mean, on any date, the ratio of Total Net Debt on such date to Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date (or such other date as otherwise specified in this Indenture).

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

17

“Loan Documents” shall mean this First Lien Credit Agreement, the Second Lien Credit Agreement and any other document executed by or on behalf of any of the Issuer and the Specified Subsidiaries in connection with the foregoing and expressly designated as a “Loan Document.”

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (as defined above and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b) of the definition thereof).

“Management Agreement” shall mean that certain Amended and Restated Services Agreement, dated as of February 11, 2014 among the Issuer, RCS Management and RCS Capital Holdings, LLC as amended in accordance with the terms hereof.

“Market Disruption Event” means, for the purposes of determining amounts due upon conversion, (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or future contracts relating to the Common Stock.

“Market Price” shall mean, with respect to the Common Stock on any date, the last reported sales price, regular way on such day, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way on such day, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Common Stock is not listed or admitted for trading on NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted for trading or, if the Common Stock is not listed or admitted for trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if the Common Stock is not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker regularly making a market in the Common Stock selected for such purpose by the Board of Directors or, if there is no such professional market maker, such amount as an independent investment banking firm selected by the Board of Directors determines to be the value of a share of Common Stock.

“Maturity Date” means November 1, 2021.

“Merger” shall mean the merger of Merger Sub with and into the Target pursuant to the Merger Agreement.

18

“Merger Agreement” shall mean the Agreement and Plan of Merger, dated as of January 16, 2014, among the Issuer, Merger Sub, the Target and the stockholder representatives named therein (as amended, modified or waived in a manner that is not materially adverse to the interests of the Holders of the Notes).

“Merger Common Stock” shall have the meaning specified in Section 14.07(e)(i).

“Merger Event” shall have the meaning specified in Section 14.07(a).

“Merger Sub” shall mean Clifford Acquisition, Inc., a Delaware corporation and wholly owned Subsidiary of the Issuer.

“Merger Valuation Percentage” for any Merger Event shall be equal to (x) the arithmetic average of the Last Reported Sale Prices of one share of such Merger Common Stock over the relevant Merger Valuation Period (determined as if references to “Common Stock” in the definition of “Last Reported Sale Price” were references to the “Merger Common Stock” for such Merger Event), divided by (y) the arithmetic average of the Last Reported Sale Prices of one share of Common Stock over the relevant Merger Valuation Period.

“Merger Valuation Period” for any Merger Event means the five consecutive Trading Day period immediately preceding, but excluding, the effective date for such Merger Event.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Non-Specified Subsidiary” shall mean the Companies that are not the Issuer or the Specified Subsidiaries.

“Note” or “Notes” shall have the meaning specified in the third paragraph of the recitals of this Indenture.

“Note Register” shall have the meaning specified in Section 2.05(a).

“Note Registrar” shall have the meaning specified in Section 2.05(a).

“Notice of Conversion” shall have the meaning specified in Section 14.02(b).

“NYSE” shall mean the New York Stock Exchange.

“Obligations” shall mean (a) the obligation of the Issuer to pay (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the First Lien Credit Facility, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Second Lien Credit Facility, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (b) the due and punctual payment and performance of all obligations of the Issuer under or pursuant to this Indenture (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

19

“Observation Period” with respect to any Note surrendered for conversion means: (i) subject to clause (ii), if the relevant Conversion Date occurs prior to October 1, 2021, the 20 consecutive Trading Day period beginning on, and including, the second Trading Day immediately succeeding such Conversion Date; (ii) if the relevant Conversion Date occurs on or after October 1, 2021, the 20 consecutive Trading Days beginning on, and including, the 22nd Scheduled Trading Day immediately preceding the Maturity Date.

“Officer” means, with respect to the Issuer, the President, the Chief Executive Officer, the Treasurer, the Secretary, any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”).

“Officers’ Certificate,” when used with respect to the Issuer, means a certificate that is delivered to the Trustee and that is signed by (a) two Officers of the Issuer or (b) one Officer of the Issuer and one of the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary or the Controller of the Issuer. Each such certificate shall include the statements provided for in Section 17.05 of this Indenture if and to the extent required by the provisions of such Section.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Issuer, or other counsel acceptable to the Trustee, that is delivered to the Trustee. Each such opinion shall include the statements provided for in Section 17.05 of this Indenture if and to the extent required by the provisions of such Section 17.05.

“Other Net Finance Costs” shall mean, for any period, the following costs (or gains) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (and without duplication of amounts included in Consolidated Interest Expense): amortization of fair value adjustments to borrowings, interest in respect of post-employment scheme liabilities, fair value losses on financial instruments, and any other “net finance cost” appearing on the consolidated financial statements of the Borrower and not otherwise included in the determination for such period of Consolidated Interest Expense, excluding any interest expense in respect of any Indebtedness that is convertible into Qualified Capital Stock of Borrower or cash in lieu thereof, in excess of the cash interest on such Indebtedness.

“Other Taxes” shall mean any and all present or future stamp, documentary or similar taxes, or any other excise or similar levies, including any interest, additions or tax or penalties applicable thereto, that arise on account of the execution, delivery, registration, recording or enforcement of the Notes, the Guarantees or this Indenture (other than any Taxes paid in accordance with the first paragraph of Section 2.12).

20

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under the Indenture, except:

(a)          Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b)          Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Issuer) or shall have been set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent);

(c)          Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d)          Notes converted pursuant to Article 14 and required to be cancelled pursuant to Section 2.08; and

(e)          Notes repurchased by the Issuer pursuant to the penultimate sentence of Section 2.10.

“Parent Holding Company” shall mean any Person (other than a natural person) of which the Issuer is a Subsidiary.

“Paying Agent” means the office or agency maintained by the Issuer pursuant to Section 4.08 where the Notes may be surrendered for presentation for payment or repurchase.

“Pending Acquisition Agreements” shall mean the Hatteras Acquisition Agreement, the ICH Acquisition Agreement, the Summit Acquisition Agreement and the J.P. Turner Acquisition Agreement.

“Pending Acquisitions” shall mean the Hatteras Acquisition, the ICH Acquisition, the Summit Acquisition and the J.P. Turner Acquisition.

“Permitted Acquisition” shall have the meaning assigned to such term in Section 4.11(h).

“Permitted Debt” shall have the meaning assigned to such term in the first paragraph of Section 4.09.

“Permitted Investments” shall mean:

21

(a)          direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency or instrumentality thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b)          marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s;

(c)          investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(d)          investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000 and that issues (or the parent of which issues) commercial paper rated at least “Prime-1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by S&P;

(e)          fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (d) above;

(f)          investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act substantially all of whose assets are invested in investments of the type described in clauses (a) through (e) above; and

(g)          other short-term investments utilized by any of the Foreign Companies in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing..

“Permitted Investors” shall mean Nicholas S. Schorsch, William M. Kahane, Peter M. Budko, Edward M. Weil, Jr., Brian S. Block and one or more investment vehicles owned or controlled by any of the foregoing.

“Permitted Liens” shall mean Liens expressly permitted pursuant to Section 4.10 of this Indenture.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

22

“Physical Notes” means permanent certificated Notes in registered form issued in minimum denominations of $1,000 principal amount and integral multiples thereof.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Pro Forma Basis” and “Pro Forma Effect” shall mean, for any period, solely for purposes of making all pro forma calculations expressly required to be made under this Indenture, such calculations shall give pro forma effect to each issuance, incurrence, assumption or payment of Indebtedness (with any such Indebtedness issued, incurred or assumed being deemed to be amortized over such period in accordance with its terms) that has occurred during such period as if they had occurred on the first day of such period, including, in the case of any acquisition, the Consolidated EBITDA of any entity acquired by the Issuer or any of its Subsidiaries pursuant to an acquisition during such period pursuant to Section 4.11 or 11.02 and in the case of any disposition, the Disposed EBITDA of such entity or business so disposed during such period. In making any determination on a “Pro Forma Basis,” Consolidated Interest Expense with respect to any Indebtedness bearing floating interest rates shall be computed as if the rates that would have been in effect during the period for which pro forma effect is being given had been actually in effect during such periods.

“Pro Forma Entity” shall have the meaning specified in the definition of Acquired EBITDA.

“Qualified Capital Stock” of any Person shall mean any Equity Interest of such Person that is not Disqualified Stock.

“Qualifying Change of Control” means any Change of Control other than any merger, consolidation, assignment, conveyance, sale, transfer, lease or other disposition constituting a Change of Control in which at least 90% of the consideration paid for the Issuer’s Common Stock, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, consists of shares of common stock listed and trading on a national securities exchange registered under the Exchange Act, or which will be so listed and admitted immediately following such transaction, and as a result of such transaction such consideration will constitute Reference Property.

“RCAP Holdings” shall mean RCAP Holdings, LLC, a Delaware limited liability company.

“RCAP Holdings Notes” shall mean those certain exchangeable promissory notes, dated September 25, 2013, issued to Lovell Minnick Equity Partners III LP, Lovell Minnick Equity Partners III-A LP, Adam Antoniades, Joel Marks, Gregg Glaser, in an aggregate amount of $26,000,000.

23

“RCS Companies” shall mean the Issuer, RCS Management, RCAP Holdings and their respective subsidiaries.

“RCS Management” shall mean RCS Capital Management, LLC, a Delaware limited liability company.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).

“Reference Property” shall have the meaning specified in Section 14.07(a).

“Regular Record Date,” with respect to any Interest Payment Date, means the January 15, April 15, July 15, or October 15 (whether or not such day is a Business Day) immediately preceding the applicable February 1, May 1, August 1 and November 1 Interest Payment Date, respectively.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the Indenture.

“Restricted Indebtedness” shall mean Indebtedness of any Company the payment, prepayment, repurchase or defeasance of which is restricted under Section 4.14(b).

“Restricted Payment” shall mean (i) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of any Company, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to any Company’s stockholders, partners or members (or the equivalent Persons thereof), (ii) any payment on or with respect to, or purchase, redemption, defeasance or other acquisition or retirement for value of, any such Indebtedness of the Issuer or any Subsidiary that is unsecured or contractually subordinated to the Notes in any respect (excluding any intercompany Indebtedness between or among the Issuer and any Subsidiary), except a payment of interest or principal at the Stated Maturity thereof and (iii) any Investment not permitted by Section 4.11.

“S&P” means Standard & Poor’s Ratings Group or any successor to the rating agency business thereof.

24

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading,

“Scheduled Trading Day” means a Business Day.

“Second Lien Credit Agreement” means that certain second lien credit and guaranty agreement of the Issuer, RCS Holdings, LLC, RCS Capital Management, LLC with Bank of America, N.A., as administrative agent, and the other parties thereto, dated on or about April 29, 2014, including any related notes, Guarantees, instruments and agreements executed in connection therewith, and, in each case, as amended, modified, renewed, refunded, replaced (whether after or upon termination or otherwise), restructured, restated or refinanced (including any agreement to extend the maturity thereof and adding additional borrowers or guarantors and including by means of sales of debt securities) in whole or in part under such agreement or agreements or any successor agreement or agreements from time to time under the same or any other agent, lender or group of lenders and including increasing the amount of available borrowings thereunder; provided that such increase is permitted under Section 4.09.

“Second Lien Loans” means the term loans under the Second Lien Credit Agreement.

“Secured Leverage Ratio” shall mean, on any date, the ratio of Secured Net Debt on such date to Consolidated EBITDA for the Test Period most recently ended on or prior to such date (or such other date as otherwise specified in this Indenture).

“Secured Net Debt” shall mean, at any date of determination, (a) the aggregate amount of Indebtedness of the Issuer and its Subsidiaries at such time of the type described in clauses (a), (b), (e) (to the extent such Guarantee relates to Indebtedness of the type referred to in clause (a), (b) or (f) of the definition of “Indebtedness”) and (f) of the definition of “Indebtedness” and secured by Liens on the collateral minus (b) an amount up to $62,500,000 of Unrestricted Cash held by the Issuer and the Specified Subsidiaries on such date.

“Securities” shall have the meaning specified in Section 14.04(c) of this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Settlement Amount” has the meaning specified in Section 14.02(a)(iv).

“Settlement Notice” has the meaning specified in Section 14.02(a)(iii).

“Similar Business” shall mean any business conducted or proposed to be conducted by the Companies on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Notes to be received upon conversion as specified in the Settlement Notice related to any converted Notes.

25

“Specified Subsidiary” shall mean any Subsidiary that guarantees loans under the Credit Facilities or any subsequent refinancing thereof.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Stock Equivalents” shall mean all securities convertible into or exchangeable for Capital Stock and all warrants, options or other rights to purchase or subscribe for any Capital Stock, whether or not presently convertible, exchangeable or exercisable.

“Stock Price” shall have the meaning specified in Section 14.03(c).

“Subordinated Indebtedness” shall mean Indebtedness of any Issuer or Specified Subsidiary that is by its terms expressly subordinated in right of payment to the obligations of the Issuer under this Indenture.

“Subsidiary” or “subsidiary” of any Person shall mean and include (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any limited liability company, partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Issuer.

“Successor Company” shall have the meaning specified in Section 11.02(a).

“Summit” shall have the meaning specified in the definition of Summit Acquisition.

“Summit Acquisition” shall mean the acquisition by the Issuer of Summit Financial Services Group, Inc. (“Summit”) pursuant to that certain Agreement and Plan of Merger by and among the Issuer, Dolphin Acquisition, LLC and Summit, dated as of November 16, 2013, as amended by that First Amendment to Agreement and Plan of Merger, dated as of March 17, 2014 (as may be further amended, modified or waived in a manner that is not materially adverse to the interests of the Holders of the Notes, the “Summit Acquisition Agreement”).

“Summit Acquisition Agreement” shall have the meaning specified in the definition of Summit Acquisition.

“Synthetic Lease” shall mean, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

26

“Synthetic Lease Obligations” shall mean, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.

“Synthetic Purchase Agreement” shall mean any swap, derivative or other agreement or combination of agreements pursuant to which any Company is or may become obligated to make (a) any payment in connection with a purchase by any third party from a Person other than any Company of any Equity Interest or Restricted Indebtedness or (b) any payment (other than on account of a permitted purchase by it of any Equity Interest or Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness; provided that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of any Company (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.

“Target” shall mean Cetera Financial Holdings, Inc.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, assessments, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Test Period” shall mean, for any determination under this Indenture, the four consecutive fiscal quarters of the Issuer then last ended and for which the financial statements required by Section 4.03 shall have been required to be delivered to the Trustee (or, before the first delivery of financial statements, the most recent period of four fiscal quarters at the end of which financial statements are available).

“Total Net Debt” shall mean, at any date of determination, (a) the aggregate amount of Indebtedness of the Issuer and its Subsidiaries at such time, of the type described in clauses (a), (b), (e) (to the extent such Guarantee relates to Indebtedness of the type referred to in clause (a), (b) or (f) of the definition of “Indebtedness”) and (f) of the definition of “Indebtedness,” minus (b) an amount up to $62,500,000 of Unrestricted Cash held by the Issuer and the Specified Subsidiaries on such date.

“Trading Day” means a day on which (i) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on the NYSE or, if the Common Stock (or such other security) is not then listed on the NYSE, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded and (ii) a Last Reported Sale Price for the Common Stock (or such other security) is available on such securities exchange or market; provided that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day; and provided, further, that for purposes of determining amounts due upon conversion only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Common Stock generally occurs on the NYSE or, if the Common Stock is not then listed on the NYSE, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, except that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

27

“Transaction Expenses” shall mean any fees or expenses incurred or paid by any Company or any of their respective Subsidiaries in connection with the Transactions, this Indenture and the transactions contemplated hereby and thereby.

“Transactions” means, collectively, (a) the execution, delivery and performance of the Loan Documents to which they are a party and the making of the borrowings thereunder; (b) the transactions contemplated by the Commitment Letter; (c) the repayment of all amounts due or outstanding under or in respect of, and the termination of, the Existing Debt; (d) the Equity/Debt Contribution; (e) the Merger; and (f) the payment of the Transaction Expenses.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect in the relevant jurisdiction from time to time.

“unit of Reference Property” shall have the meaning specified in Section 14.07(a).

“Unrestricted Cash” shall mean, at any time, the aggregate amount of unrestricted cash and Permitted Investments on the balance sheet of the Issuer and the Specified Subsidiaries, to the extent that the use of such cash or Permitted Investments for application to the payment of the Obligations is not prohibited by law or any contract or other agreement and such cash and Permitted Investments are free and clear of all Liens (other than Liens under the Loan Documents) and Liens permitted under Section 4.10(o)).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)         the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)         the then outstanding principal amount of such Indebtedness.

28

“Well-Marketed, Underwritten Public Offering” means a broadly marketed public offering registered with the Commission, pursuant to a firm commitment underwriting led by one or more nationally recognized investment banks.

Section 1.02.         References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in the Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 6.04. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

ARTICLE 2
Issue, Description, Execution, Registration and Exchange of Notes

Section 2.01.         Designation and Amount. The Notes shall be designated as the “5.00% Convertible Senior Notes due 2021.” The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is initially limited to $120,000,000, subject to Section 2.10 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.05, Section 2.06, Section 2.07, Section 10.04, Section 14.02 and Section 15.04 hereof.

Section 2.02.         Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of the Indenture. To the extent applicable, the Issuer and the Trustee, by their execution and delivery of the Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of the Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of the Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

29

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, cancellations, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with the Indenture. Payment of principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03.         Date and Denomination of Notes; Payments of Interest and Defaulted Amounts. (a) The Notes shall be issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of actual days elapsed over a 30-day month.

(b)          The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office or agency of the Issuer maintained by the Issuer for such purposes, which shall initially be the Corporate Trust Office. The Issuer shall pay interest (i) on any Physical Notes (A) to Holders holding Physical Notes having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Note Register and (B) to Holders holding Physical Notes having an aggregate principal amount of more than $5,000,000, either by check mailed to each Holder or, upon application by such a Holder to the Note Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Note Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(c)          Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes plus one percent, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Issuer, at its election in each case, as provided in clause (i) or (ii) below:

30

(i)          The Issuer may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Issuer shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Issuer shall promptly notify the Trustee of such special record date and the Trustee, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so mailed, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c).

(ii)         The Issuer may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(d) Notwithstanding anything herein to the contrary, if (1) the Notes remain outstanding after the fifth anniversary of the initial issuance thereof and (2) the aggregate amount of the accrued but unpaid interest on the Notes (including any amounts treated as interest for U.S. federal income tax purposes, such as “original issue discount”) as of any Testing Date occurring after such fifth anniversary exceeds an amount equal to the Maximum Accrual, then all such accrued but unpaid interest on the Notes (including any amounts treated as interest for U.S. federal income tax purposes, such as “original issue discount”) as of such time in excess of an amount equal to the Maximum Accrual shall be paid in cash on such Testing Date by the Issuer to the holders thereof as of the most recent Regular Record Date, it being the intent of the parties hereto that the deductibility of interest under the Notes shall not be limited or deferred by reason of Code Section 163(e)(5). For these purposes, the “Maximum Accrual” is an amount equal to the product of such Notes’ issue price (as defined in Code Sections 1273(b) and 1274(a)) and their yield to maturity, and a “Testing Date” is any Interest Payment Date and the date on which any “accrual period” (within the meaning of Code Section 1274(a)(5)) closes. The Maximum Accrual and Testing Date shall be computed by the Company, and the Trustee shall have no obligation or duty to compute or verify any such amounts. The Company shall provide the Trustee with written notice fifteen (15) Business Days in advance of any payment to be made pursuant to this Section 2.03(d) which shall set forth the date when such payment will be made and the amount (and calculation) to be paid, and the Trustee shall be entitled to conclusively rely thereon. Any accrued interest which for any reason has not theretofore been paid shall be paid when otherwise due or in full on the date on which the final principal payment on a Note is made.

31

Section 2.04.         Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Issuer by the manual or electronic signature, including PDF of its Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary or any of its Executive or Senior Vice Presidents.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee for authentication, together with a Issuer Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Issuer Order shall authenticate and deliver such Notes, without any further action by the Issuer hereunder.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, executed manually by an authorized officer of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 2.11), shall be entitled to the benefits of the Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Issuer shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of the Indenture.

In case any Officer of the Issuer who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Issuer, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such Officer of the Issuer; and any Note may be signed on behalf of the Issuer by such persons as, at the actual date of the execution of such Note, shall be the Officers of the Issuer, although at the date of the execution of this Indenture any such person was not such an Officer.

Section 2.05.         Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary. (a) The Issuer shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Issuer designated pursuant to Section 4.08 hereof, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Issuer may appoint one or more co-Note Registrars in accordance with Section 4.08.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by the Indenture.

32

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Issuer pursuant to Section 4.08. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Issuer, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed by the Issuer, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Issuer may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer.

None of the Issuer, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion or (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 15.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with the Indenture shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under the Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b)          So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with the Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

(c)          Every Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any Common Stock issued upon conversion of the Notes and required to bear the legend set forth in Section 2.05(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Issuer, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c) and Section 2.05(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

33

Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the last date of original issuance of the Notes, or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof which shall bear the legend set forth in Section 2.05(d), if applicable) shall bear a legend in substantially the following form (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Issuer in writing, with notice thereof to the Trustee):

THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)         REPRESENTS THAT IT, AND ANY ACCOUNT FOR WHICH IT IS ACTING, IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)         AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)         TO RCS CAPITAL CORPORATION (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF, OR

(B)         PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)         TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

34

(D)         PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR ANYAVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS IT MAY REQUIRE AND RELY UPON IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(c). The Issuer shall promptly notify the Trustee upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Notes or any Common Stock issued upon conversion of the Notes has been declared effective under the Securities Act.

Notwithstanding any other provisions of the Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for transfers of portions of a Global Note in certificated form made upon request of a member of, or a participant in, the Depositary (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section 2.05(c).

The Depositary shall be a clearing agency registered under the Exchange Act. The Issuer initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

35

If (i) the Depositary notifies the Issuer at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of any Note requests that its beneficial interest therein be issued as a Physical Note, the Issuer shall execute, and the Trustee, upon receipt of an Officers’ Certificate and a Issuer Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

At such time as all interests in a Global Note have been converted, canceled, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, repurchased or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Issuer, the Trustee, the Paying Agent, the Note Registrar, the Conversion Agent or any agent of the Issuer, the Trustee, the Paying Agent, the Note Registrar, or the Conversion Agent shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising, ensuring the accuracy of or reviewing any records relating to such beneficial ownership interests.

(d)          Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of such Note shall bear a legend in substantially the following form (unless the Note or such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Common Stock has been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Issuer with written notice thereof to the Trustee and any transfer agent for the Common Stock):

36

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)         REPRESENTS THAT IT, AND ANY ACCOUNT FOR WHICH IT IS ACTING, IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)         AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHER WISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y)  SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)        TO RCS CAPITAL CORPORATION (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF, OR

(B)         PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)         TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)         PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR ANY AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS IT MAY REQUIRE AND RELY UPON IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.05(d).

37

(e)          Each Note shall bear a legend in substantially the following form:

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, AND YIELD TO MATURITY FOR THIS NOTE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE ISSUERS AT THE FOLLOWING ADDRESS: 405 PARK AVENUE, 15TH FLOOR, NEW YORK, NY 10022, ATTENTION: CHIEF FINANCIAL OFFICER.

(f)          Any Note or Common Stock issued upon the conversion or exchange of a Note that is repurchased or owned by any Affiliate of the Issuer (or any Person who was an Affiliate of the Issuer at any time during the three months preceding) may not be resold by such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note or Common Stock, as the case may be, no longer being a “restricted security” (as defined under Rule 144 under the Securities Act). The Issuer shall cause any Note that is repurchased or owned by it to be surrendered to the Trustee for cancellation in accordance with Section 2.08.

(g)          All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes and this Indenture shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of the Global Note). The rights of beneficial owners in the Global Note shall be exercised only through the Depositary subject to the applicable procedures of the Depositary, other than the right of a beneficial owner to exchange its beneficial interest in a Global Note for a Physical Note during the continuance of an Event of Default pursuant to Section 2.05(c). The Trustee, the Paying Agent, the Registrar and the Conversion Agent and any agent of the Trustee, the Paying Agent, the Registrar and the Conversion Agent shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. Subject to the exceptions set forth in the second preceding sentence, the Trustee, the Paying Agent, the Registrar and the Conversion Agent and any agent of the Trustee, the Paying Agent, the Registrar and the Conversion Agent shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered Holder of any Global Note for all purposes of this Indenture relating to such Global Note (including the payment of principal and interest and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Note) as the sole holder of such Global Note and shall have no obligations to the beneficial owners thereof. None of the Trustee, the Paying Agent, the Registrar or the Conversion Agent and/or and any agent of the Trustee, the Paying Agent, the Registrar or the Conversion Agent shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Note, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Note, for any transactions between the Depositary and any participant in the Depositary or between or among the Depositary, any such participant in the Depositary and/or any Holder or owner of a beneficial interest in such Global Note, or for any transfers of beneficial interests in any such Global Note.

38

Section 2.06.         Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Issuer in its discretion may execute, and upon Issuer Order to authenticate a new Note the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Issuer, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Issuer and, if applicable, such authenticating agent may require. No service charge shall be imposed by the Issuer, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Issuer may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. In case any Note that has matured or is about to mature or has been surrendered for required repurchase or is about to be converted in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Issuer may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Issuer, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Issuer, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) the Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, redemption, conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, redemption, conversion or repurchase of negotiable instruments or other securities without their surrender.

39

Section 2.07.         Temporary Notes. Pending the preparation of Physical Notes, the Issuer may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Issuer, authenticate and deliver printed temporary Notes. Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Issuer. Every such temporary Note shall be executed by the Issuer and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes. Without unreasonable delay, the Issuer shall execute and deliver to the Trustee or such authenticating agent Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Issuer pursuant to Section 4.08 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes. Such exchange shall be made by the Issuer at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under the Indenture as Physical Notes authenticated and delivered hereunder.

Section 2.08.         Cancellation of Notes Paid, Converted, Etc. The Issuer shall cause all Notes surrendered for the purpose of payment, repurchase, redemption, registration of transfer or exchange or conversion, if surrendered to any Person other than the Trustee (including any of the Issuer’s agents, Subsidiaries or controlled Affiliates), to be surrendered to the Trustee for cancellation. All Notes delivered to the Trustee shall be canceled promptly by it, and no Notes shall be authenticated in exchange thereof except as expressly permitted by any of the provisions of the Indenture. The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver a certificate of such disposition to the Issuer, at the Issuer’s written request in a Issuer Order.

Section 2.09.         CUSIP Numbers. The Issuer in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.10.         Additional Notes; Repurchases. The Issuer may, without the consent of the Holders and notwithstanding Section 2.01, reopen the Indenture and issue additional Notes hereunder with the same terms as the Notes initially issued hereunder (other than differences in the issue price and interest accrued prior to the issue date of such additional Notes) in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax purposes, such additional Notes shall have a separate CUSIP number. Prior to the issuance of any such additional Notes, the Issuer shall deliver to the Trustee a Issuer Order, an Officers’ Certificate and an Opinion of Counsel, such Officers’ Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 17.05, as the Trustee shall reasonably request; provided, however, that for the avoidance of doubt, nothing herein shall impose an obligation on the Trustee to so require such documents to cover any additional matters. In addition, the Issuer may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Issuer), repurchase Notes in the open market or otherwise, whether by the Issuer or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Issuer shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 2.08.

40

Section 2.11.         Authenticating Agent. So long as any of the Notes remain Outstanding there may be an Authenticating Agent for any or all such Notes which the Trustee shall have the right to appoint. Said Authenticating Agent shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon exchange, transfer or partial redemption thereof, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. All references in this Indenture to the authentication of Notes by the Trustee shall be deemed to include authentication by an Authenticating Agent for such series. Each Authenticating Agent shall be acceptable to the Issuer and shall be a corporation that has a combined capital and surplus, as most recently reported or determined by it, sufficient under the laws of any jurisdiction under which it is organized or in which it is doing business to conduct a trust business, and that is otherwise authorized under such laws to conduct such business and is subject to supervision or examination by Federal or State authorities. If at any time any Authenticating Agent shall cease to be eligible in accordance with these provisions, it shall resign immediately. Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Issuer. The Trustee may at any time (and upon request by the Issuer shall) terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Issuer. Upon resignation, termination or cessation of eligibility of any Authenticating Agent, the Trustee may appoint an eligible successor Authenticating Agent acceptable to the Issuer. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder as if originally named as an Authenticating Agent pursuant hereto.

Section 2.12.         Additional Amounts. All payments to be made in respect of the Notes and Guarantees shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes, except to the extent such Taxes are imposed by applicable law. In the event that any Taxes are required by applicable law to be deducted or withheld from any payment required to be made in respect of the Notes, the Guarantees or otherwise under this Indenture, then the amount of such payment shall be increased by an amount (“Additional Amounts”) as may be necessary such that the amount actually received by the applicable recipients or beneficial owner of such payment in respect of such payment, after withholding or deduction for or on account of such Taxes, is an amount equal to the amount that would have been received by the applicable recipient(s) or beneficial owner of such payment in respect of such payment had no such Taxes (including any Taxes payable in respect of such Additional Amounts) been required to be so deducted or withheld. Furthermore, the amount of any Taxes required to be withheld or deducted from any payment made in respect of the Notes, the Guarantees or otherwise under this Indenture shall be withheld or deducted from such payment and paid to the taxing authority imposing such Taxes in accordance with applicable law. Together with every payment made under this Indenture requiring the withholding of any Taxes, the Issuer shall furnish to the Trustee a statement of the withholding being made, if any, in the form of a debit notice on account of tax withholding or other similar document which evidences that the withholding was duly made. As promptly as practicable thereafter, the Issuer shall provide the Trustee documentation evidencing payment of Taxes in respect of which the Issuer has paid any Additional Amounts. Copies of such documentation shall be made available to the Holders or any Paying Agent upon request.

41

Notwithstanding the preceding sentences, no such Additional Amounts will be payable in respect of:

(1)         any Tax assessed or imposed by reason of any present or former connection between the applicable recipient or beneficial owner of such payment and the United States, including such applicable recipient or beneficial owner having a permanent establishment in the United States, being organized under the laws of the United States or being an actual or deemed resident of the United States (other than solely as a result of the acquisition, ownership or disposition of a Note or a beneficial interest therein, the enforcement of rights under a Note or any Guarantee or the receipt of any payment in respect thereof under a Note or any Guarantee);

(2)         any estate, inheritance, gift, personal property, sales, use, excise, transfer or other similar Tax imposed with respect to such payment;

(3)         any such Taxes that would not have been imposed but for the failure of the applicable recipient or beneficial owner of such payment to comply with any certification, identification, information, documentation or other reporting requirement to the extent (a) such compliance is required by applicable law or an applicable treaty as a precondition to exemption from, or reduction in the rate of deduction or withholding of, such Taxes and (b) at least 30 days before the first payment date with respect to which the obligor with respect to a payment shall apply this clause (3), such obligor shall have notified such recipient in writing that such recipient will be required to comply with such requirement;

(4)         any such Taxes required to be withheld by any Paying Agent from any payment, if such Tax results from the presentation of such Note for payment (where presentation is required) and the payment can be made in a commercially reasonable manner without such withholding by the presentation of such Note to any other Paying Agent with respect to the Notes;

(5)         any Note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the applicable recipient (except to the extent that such recipient would have been entitled to Additional Amounts had the Note been presented during such 30-day period);

(6)         any Tax payable other than by withholding or deduction;

(7)         any withholding Tax imposed under FATCA; or

(8)         any combination of the circumstances described in clauses (1) through (7), nor will any Additional Amounts be paid with respect to any payment to a recipient who is a fiduciary or partnership or any Person other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been in the place of such recipient.

42

In addition, the Issuer shall pay any and all Other Taxes imposed by the relevant taxing authority imposing such Other Taxes in accordance with applicable law.

The obligation of the Issuer to pay Additional Amounts will survive the repayment of the Notes and the sale or transfer of the Notes (or beneficial interests therein) by any investor.

For purposes of the provisions described in this Section 2.12, the term “applicable recipient” means the direct nominee of any beneficial owner of the relevant Note, which holds such beneficial owner’s interest in such Note.

In the event that after the Issue Date there has been any change with respect to any Taxes required by applicable law to be deducted or withheld from any payment required to be made in respect of the Notes or otherwise under this Indenture causing a change in the Additional Amounts payable, at least thirty (30) days prior to the first date of payment of interest on the Notes and at least thirty (30) days prior to each date, if any, of payment of principal or interest thereafter the Issuer shall furnish the Trustee and each Paying Agent with an Officers’ Certificate (but only if there has been any change with respect to the matters set forth in any previously delivered Officers’ Certificate) instructing the Trustee and such Paying Agent as to whether such payment of principal of or any interest on such Notes shall be made without deduction or withholding for or on account of any tax, duty, assessment or other governmental charge. If any such deduction or withholding shall be required then such certificate shall specify the amount, if any, required to be deducted or withheld on such payment to the relevant recipient, and the Issuer shall pay or cause to be paid to the Trustee or such Paying Agent Additional Amounts, if any, required by this Section 2.12. The Issuer agrees to indemnify the Trustee and each Paying Agent for, and to hold them harmless against, any loss, liability or expense (including attorneys’ fees) reasonably incurred without gross negligence or willful misconduct on their part arising out of or in connection with actions taken or omitted by it in reliance on any Officers’ Certificate furnished pursuant to this Section 2.12.

Whenever in this Indenture there is mentioned, in any context, the payment of principal, premium, if any, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section 2.12, to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section 2.12 and express mention of the payment of Additional Amounts in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

ARTICLE 3
Satisfaction and Discharge

Section 3.01.         Satisfaction and Discharge. The Indenture shall cease to be of further effect, and the Trustee, at the expense and written request contained in an Officers’ Certificate of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture, when (a) (i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.06 and (y) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 4.01(d)) have been delivered to the Trustee for cancellation; or (ii) the Issuer has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, any Fundamental Change Repurchase Date, upon conversion or otherwise, cash or cash, shares of Common Stock or a combination thereof, as applicable, solely to satisfy the Issuer’s Conversion Obligation, sufficient to pay all of the outstanding Notes and all other sums due and payable under the Indenture by the Issuer; and (b) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Indenture have been complied with. Notwithstanding the satisfaction and discharge of the Indenture, the obligations of the Issuer to the Trustee under Section 7.07 shall survive.

43

ARTICLE 4
Particular Covenants of the Issuer

Section 4.01.         Provisions as to Paying Agent. (a) If the Issuer shall appoint a Paying Agent other than the Trustee, the Issuer will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.01:

(i)          that it will hold all sums held by it as such agent for the payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders of the Notes;

(ii)         that it will give the Trustee prompt notice of any failure by the Issuer to make any payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and

(iii)        that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Issuer shall, on or before each due date of the principal (including the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Fundamental Change Repurchase Price, if applicable) or accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

(b)          If the Issuer shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Fundamental Change Repurchase Price, if applicable) and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Issuer to make any payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes when the same shall become due and payable.

44

(c)          Anything in this Section 4.01 to the contrary notwithstanding, the Issuer may, at any time, for the purpose of obtaining a satisfaction and discharge of the Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Issuer or any Paying Agent hereunder as required by this Section 4.01, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Issuer or any Paying Agent to the Trustee, the Issuer or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

(d)          Any money and shares of Common Stock deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on and the consideration due upon conversion of any Note and remaining unclaimed for two years after such principal (including the Fundamental Change Repurchase Price, if applicable), interest or consideration due upon conversion has become due and payable shall be paid to the Issuer on request of the Issuer contained in an Officers’ Certificate, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and shares of Common Stock, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The Borough of Manhattan, The City of New York, notice that such money and shares of Common Stock remain unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money and shares of Common Stock then remaining will be repaid or delivered to the Issuer.

Section 4.02.         Existence. Subject to Article 11, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 4.03.         Reports. (a) The Issuer shall file with the Trustee, within 15 days after the same are required to be filed with the Commission, copies of any documents or reports that the Issuer is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Any such document or report that the Issuer files with the Commission via the Commission’s EDGAR system shall be deemed to be filed with the Trustee for purposes of this Section 4.03(a) at the time such documents are filed via the EDGAR system.

(b)          Delivery of the reports and documents described in subsection (a) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officers’ Certificate).

45

Section 4.04.         Stay, Extension and Usury Laws. The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Issuer from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Indenture; and the Issuer (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.05.         Compliance Certificate; Statements as to Defaults. In addition to Section 4.06 of the this Indenture, the Issuer shall deliver to the Trustee, as soon as possible, and in any event within 30 days after the occurrence of any Event of Default or Default, an Officers’ Certificate setting forth the details of such Event of Default or Default, its status and the action that the Issuer is taking or proposing to take in respect thereof.

Section 4.06.         Further Instruments and Acts. Upon request of the Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of the Indenture.

Section 4.07.         Payment of Principal, Premium and Interest. The Issuer will duly and punctually pay or cause to be paid the principal of (and premium and Additional Amounts, if any) and interest on the Notes at the time and place and in the manner provided herein and established with respect to such Notes.

Section 4.08.         Maintenance of Office or Agency. So long as any series of the Notes remain Outstanding, the Issuer agrees to maintain an office or agency, with respect to such Notes, where (i) Notes may be presented for payment, (ii) Notes may be presented as herein above authorized for registration of transfer and exchange, and (iii) notices and demands (other than service of process) to or upon the Issuer in respect of the Notes and this Indenture may be given or served, such designation to continue with respect to such office or agency until the Issuer shall, by written notice signed by its President or a Vice President and delivered to the Trustee, designate some other office or agency for such purposes or any of them. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, notices and demands.

46

Section 4.09.         Indebtedness. The Issuer will not, and will not permit any of its Subsidiaries to, incur, create, assume or permit to exist any Indebtedness; provided, however, the Issuer and any of its Subsidiaries may incur Indebtedness, if the Fixed Charge Coverage Ratio for the Companies on a consolidated basis for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.00 to 1.00, determined on a Pro Forma Basis (including a pro forma application of the net proceeds therefrom including to refinance other Indebtedness), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period. The forgoing limitation does not apply to any of the following incurrences of Indebtedness (collectively, “Permitted Debt”):

(a)          Indebtedness incurred by the Issuer and its Subsidiaries pursuant to the First Lien Credit Agreement and the Second Lien Credit Agreement, in an amount at any time outstanding not to exceed $1.0 billion and the incurrence or issuance by any Company of Indebtedness or Disqualified Stock, which serves to refinance the First Lien Loans and for the Second Lien Loans or any Indebtedness incurred or Disqualified Stock issued to so refinance (in a single occurrence of in multiple occurrences) such Indebtedness or Disqualified Stock including, in each case, additional Indebtedness or Disqualified Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs and fees in connection therewith;

(b)          Indebtedness outstanding on the Issue Date;

(c)          Indebtedness (including Capital Lease Obligations, Synthetic Lease Obligations, and mortgage financings as purchase money obligations) and Disqualified Stock incurred by any Company to finance the purchase, lease, construction, installation, repair or improvement of property (real or personal), plant or equipment, whether through the purchase of assets or the Capital Stock of any Person owning such assets and Indebtedness arising from the conversion of the obligations of any Company under or pursuant to any “synthetic lease” transactions to on-balance sheet Indebtedness of such Company, and all Refinancing Indebtedness incurred to refinance any Indebtedness and Disqualified Stock incurred pursuant to this clause (c); provided that at the time of issuance or incurrence thereof and after giving Pro Forma Effect thereto and the use of the proceeds thereof, the aggregate principal amount of Indebtedness and the aggregate outstanding liquidation preference of Disqualified Stock outstanding under this Section 4.09(c) when aggregated with the amount of Refinancing Indebtedness outstanding pursuant to Section 4.09(l) in respect of Indebtedness originally incurred pursuant to this Section 4.09(c), shall not exceed $22,000,000; provided further that such Indebtedness is incurred prior to or within 270 days after such purchase, lease, construction, installation, repair or improvement of such property, plant or equipment;

(d)          Indebtedness incurred by any Company constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance;

(e)          Indebtedness arising from agreements of any Company providing for indemnification, adjustment of purchase price, earnout or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets of such Company and the deferred purchase price of assets, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business or assets of a Company for the purpose of financing such acquisition;

47

(f)          Indebtedness of the Issuer or a Subsidiary owing to a RCS Company;

(g)          to the extent permitted by Section 4.11, Indebtedness of a Non-Specified Subsidiary owing to a RCS Company;

(h)          (A) shares of Disqualified Stock of the Issuer or Specified Subsidiary issued to a RCS Company and (B) to the extent permitted by Section 4.11, shares of Disqualified Stock of a Non-Specified Subsidiary issued to any RCS Company;

(i)          Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes);

(j)          obligations in respect of self-insurance, performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by any Company or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case, in the ordinary course of business;

(k)          other Indebtedness of any Company not otherwise permitted hereunder in an aggregate principal amount not to exceed $30,000,000 at any one time outstanding; provided that at the time of the incurrence thereof and after giving Pro Forma Effect thereto and the use of the proceeds thereof, the aggregate outstanding principal amount of Indebtedness incurred or guaranteed by Non-Specified Subsidiaries in reliance on this clause (k) shall not exceed, when taken together with Indebtedness referred to in Sections 4.09(m)(iii) and 4.09(q), exceed $15,000,000;

(l)          the incurrence or issuance by any Company of Indebtedness or Disqualified Stock which serves to refinance any Indebtedness or Disqualified Stock incurred as permitted under clause (c) above and this clause (l) and clause (m) below or any Indebtedness incurred or Disqualified Stock issued to so refinance (in a single occurrence or in multiple occurrences) such Indebtedness or Disqualified Stock including additional Indebtedness or Disqualified Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, that such Refinancing Indebtedness (1) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness or Disqualified Stock being refinanced, (2) to the extent such Refinancing Indebtedness refinances (i) Indebtedness that is unsecured or secured by a Lien ranking junior to the Liens securing the Obligations, such Refinancing Indebtedness is unsecured or secured by a Lien ranking junior to the Liens securing the Obligations or (ii) Disqualified Stock, such Refinancing Indebtedness must be Disqualified Stock, (3) shall not include Indebtedness or Disqualified Stock of a Non-Specified Subsidiary that refinances Indebtedness or Disqualified Stock of any of the Issuer or a Specified Subsidiary and (4) if the Indebtedness being refinanced, or any guarantee thereof, constituted Subordinated Indebtedness, then such replacement or refinancing Indebtedness, or such guarantee, respectively, shall be subordinated to the Obligations to substantially the same extent;

48

(m)          Indebtedness incurred to finance, or assumed in connection with (or attaching to assets of a Person that becomes a Subsidiary in connection with), a Permitted Acquisition or Pending Acquisition, provided that (i) immediately before and immediately after giving Pro Forma Effect to any such Permitted Acquisition or Pending Acquisition, no Default or Event of Default shall have occurred and be continuing, (ii) after giving Pro Forma Effect to any such Permitted Acquisition or Pending Acquisition and the incurrence of such Indebtedness, the Leverage Ratio (calculated on a Pro Forma Basis) as of the end of the most recent Test Period is not greater than 3.50:1.00; (iii) the maximum aggregate principal amount of Indebtedness pursuant to this Section 4.09(m) incurred or guaranteed by Non-Specified Subsidiaries shall not, when aggregated with the amount of Refinancing Indebtedness incurred by Non-Specified Subsidiaries in respect of Indebtedness originally incurred pursuant to this Section 4.09(m), exceed, when taken together with Indebtedness incurred pursuant to Sections 4.09(k) and 4.09(q), $15,000,000 at any one time outstanding and (iv) any Indebtedness incurred in reliance on this Section 4.09(m) (other than Indebtedness of any Person acquired by a Company in a Permitted Acquisition or Pending Acquisition or Indebtedness secured by assets acquired by a Company in a Permitted Acquisition or Pending Acquisition that was not in either case incurred in connection with, or in contemplation of, such Permitted Acquisition or Pending Acquisition) shall not (A) have a final maturity date (or require commitment reductions) prior to the Maturity Date and (B) have mandatory redemption or mandatory offer to repurchase features (other than customary asset sale offers or change of control offers).

(n)          Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(o)          Indebtedness of any Company supported by a letter of credit or bank guarantee issued pursuant to a credit facility otherwise permitted hereunder, in a principal amount not in excess of the stated amount of such letter of credit or bank guarantee;

(p)          any Guarantee by any Company of Indebtedness or other obligations of any RCS Company so long as in the case of a Guarantee by a Non-Specified Subsidiary, such Indebtedness could have been incurred directly by the Company providing such Guarantee;

(q)          Indebtedness of Non-Specified Subsidiaries; provided that at the time of the incurrence thereof and after giving Pro Forma Effect thereto and the use of the proceeds thereof, the aggregate outstanding principal amount of Indebtedness outstanding in reliance on this clause (q) shall not exceed, when taken together with Indebtedness referred to in Sections 4.09(k) and 4.09(m)(iii), $15,000,000;

(r)          (i) Indebtedness incurred in the ordinary course of business of the Companies with banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances and other Cash Management Services, and (ii) Indebtedness in respect of netting services, overdraft protection, credit card programs, automatic clearinghouse arrangements and similar arrangements in each case in connection with deposit accounts;

49

(s)          Indebtedness issued by any Company to future, current or former officers, directors, managers, employees and consultants thereof or any direct or indirect parent thereof, their respective estates, heirs, family members, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer to the extent described in Section 4.13(b)(iii);

(t)          the Notes offered hereby;

(u)          at any time on or prior to the 90th day following the Closing Date, Indebtedness under the First Allied Credit Agreement in an aggregate principal amount not to exceed $38,000,000 at any time outstanding; and

(w)          the RCAP Holdings Notes.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness or Disqualified Stock, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Indebtedness or Disqualified Stock for purposes of this covenant. Any Indebtedness incurred to refinance Indebtedness incurred pursuant to clauses (a) and (l) above shall be deemed to include additional Indebtedness or Disqualified Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs, fees and expenses in connection with such refinancing. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that are otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness, provided that the incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this covenant.

This Indenture will not treat (1) unsecured Indebtedness as subordinated or junior to secured Indebtedness merely because it is unsecured or (2) senior Indebtedness as subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral.

For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (t) above as of the date of incurrence thereof or is entitled to be incurred pursuant to the first paragraph of Section 4.09, the Issuer shall, in its sole discretion, (x) at the time the proposed Indebtedness is incurred, classify all or a portion of that item of Indebtedness on the date of its incurrence under either the first paragraph of Section 4.09 or under such category of Permitted Debt, as the case, may be, (y) reclassify at a later date all or a portion of that or any other item of Indebtedness as being or having been incurred in any manner that complies with this Section 4.09 (so long as the Indebtedness being reclassified could have been incurred under the first paragraph of Section 4.09 or under such category of Permitted Debt, in each case on the date of its incurrence) and (z) elect to comply with this Section 4.09 and the applicable definitions in any order.

Section 4.10.         Liens. The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist any Lien on any property or assets (real or personal, tangible or intangible), except:

50

(a)          Liens on property or assets of any Company existing on the date hereof; provided that (i) such Lien does not extend to any other property or asset of any Company other than (A) after acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted by Section 4.09 and (B) the proceeds and products thereof and (ii) such Lien shall secure only those obligations that it secures on the Issue Date and extensions, renewals and replacements thereof permitted hereunder;

(b)          any Lien securing Indebtedness permitted by Section 4.09(a);

(c)          any Lien existing on any property or asset prior to the acquisition thereof by any Company or existing on any property or assets of any Person that becomes a Company after the date hereof prior to the time such Person becomes a Company, as the case may be; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Company, (ii) such Lien does not apply to any other property or assets of any Company and (iii) such Lien secures only those obligations which it secures on the date of such acquisition or the date such Person becomes a Company, as the case may be, and extensions, renewals and replacements thereof permitted by Section 4.09 so long as the principal amount of such extensions, renewals and replacements does not exceed the principal amount of the obligations being extended, renewed or replaced (plus any accrued but unpaid interest, fees and premium payable by the terms of such obligations thereon and reasonable underwriting discounts, fees, commissions and expenses in connection with such extensions, renewals and replacements);

(d)          Liens for Taxes not yet due or which are being contested;

(e)          carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business in each case for sums not yet overdue for a period of more than 60 days or being contested in good faith by appropriate proceedings or for which adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(f)          pledges and deposits made in the ordinary course of business in compliance with workmen’s compensation, unemployment insurance and other social security laws or regulations or in connection with performance bonds, surety bonds or statutory obligations incurred in the ordinary course of business and consistent with past practice;

(g)          Liens to secure the performance of bids, trade contracts (other than for Indebtedness), payment of premiums to insurance carriers, leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(h)          zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Companies;

51

(i)          Liens solely in real property, improvements to real property or equipment (or, in the case of improvements, constructed) by any Company; provided that (i) such Liens secure Indebtedness permitted by Section 4.09(c) or Section 4.09(l) (to the extent consisting of Refinancing Indebtedness incurred in reliance on Section 4.09(c)), (ii) such Liens are incurred, and the Indebtedness secured thereby is created, within 270 days after such acquisition (or construction or improvement), (iii) the Indebtedness secured thereby does not exceed the cost of such real property, improvements or equipment at the time of such acquisition (or construction or improvement) and (iv) such Liens do not apply to any other property or assets of any Company;

(j)          judgment Liens securing judgments not constituting an Event of Default;

(k)          Liens on assets of Non-Specified Subsidiaries (including Equity Interests owned by such Non- Specified Subsidiaries issued by other Non- Specified Subsidiaries); provided that such Liens extending to the assets of any Non-Specified Subsidiary secure only Indebtedness incurred by such Non-Specified Subsidiary pursuant to Section 4.09;

(l)          Liens in connection with Indebtedness permitted by Section 4.09(c) or Section 4.09(l) (to the extent consisting of Refinancing Indebtedness incurred in reliance on Section 4.09(c)) as long as such Liens do not at any time encumber any property other than the property financed by such Indebtedness; provided that (i) such Liens secure Indebtedness permitted by Section 4.09(c) or Section 4.09(l) (to the extent Refinancing Indebtedness incurred in reliance on Section 4.09(c)), (ii) such Liens are incurred, and the Indebtedness secured thereby is created, within 270 days after such acquisition (or construction or improvement), (iii) the Indebtedness secured thereby does not exceed the cost of such real property, improvements or equipment at the time of such acquisition (or construction or improvement) and (iv) such Liens do not apply to any other property or assets of any Company;

(m)          Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(n)          Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor under any lease or license permitted by this Indenture;

(o)          Liens that are rights of setoff, bankers liens or similar non-consensual liens relating to deposit or securities accounts in favor of banks, other depositary institutions and securities intermediaries arising in the ordinary course of business;

(p)          Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(q)          Liens of a third party insurance company arising in the ordinary course of business on premium cash held in trust for the benefit of such third party insurance company;

52

(r)          Liens arising from precautionary Uniform Commercial Code filing statements regarding operating leases or consignments;

(s)          (i) contractual or statutory Liens of landlords, to the extent relating to the property and assets relating to any lease agreements with such landlord (so long as the rent payable under any such lease agreement is not more than 30 days past due, unless being contested in good faith and for which reserves have been established in accordance with GAAP), (ii) contractual Liens of suppliers (including sellers of goods) or service providers to the extent limited to property or assets relating to such contract, (iii) contractual or statutory Liens of governmental or other customers to the extent limited to the property or assets relating to such contract, and (iv) Liens in favor of governmental bodies to secure advance or progress payments pursuant to any contract or statute, in each case, incurred or granted in the ordinary course of business;

(t)          leases of the tangible properties of any Company, entered into in the ordinary course of business of such Company, so long as such leases do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the business of such Company or (ii) materially impair the use (for its intended purposes) or the value of the property subject thereto;

(u)          licenses of any material intellectual property of any Company so long as such licenses do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the business of such Company, or (ii) materially impair the value of the intellectual property subject thereto;

(v)         Liens with respect to earnest money deposits made in connection with any Permitted Acquisition, Pending Acquisition or Asset Sale or securing the Indebtedness permitted by Section 4.09(e), in an aggregate amount not to exceed $15,000,000 at any time outstanding;

(w)          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(x)          Liens on insurance policies and the proceeds thereof securing Indebtedness permitted pursuant to Section 4.09(d);

(y)          Liens on (i) cash deposits maintained for regulatory capital requirements or held on behalf of clients in the course of the ordinary course of business and (ii) receivables required to be directed for subsequent payment to clients in the ordinary course of business;

(z)          Liens securing the Indebtedness outstanding under Section 4.09(t) and other “Obligations” (as such term is defined in the First Lien Credit Agreement as of the date hereof); and

(aa)         Liens securing Indebtedness incurred under the first paragraph of Section 4.09; provided that at the time of incurrence and after giving Pro Forma Effect to the incurrence of such Indebtedness and the application of the proceeds therefrom on such date, the Secured Leverage Ratio would not exceed 3.75 to 1.00.

53

(bb)         other Liens on assets securing Indebtedness not to exceed $15,000,000 at any one time outstanding.

(cc)         on or prior to the 90th day following the Closing Date, Liens granted pursuant to the Collateral Documents (as defined in the First Allied Credit Agreement) on assets of First Allied and any Person that is a Subsidiary of First Allied and a party to the First Allied Credit Agreement on the Closing Date.

Section 4.11.         Investments, Loans and Advances. The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, purchase, hold or acquire any Investment, except:

(a)          Investments held by any Company in the form of Permitted Investments or that were Permitted Investments when made;

(b)          loans or advances to officers, directors, employees, consultants and independent contractors of any Company (i) for travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of the Issuer; provided that no cash or Permitted Investments are actually advanced pursuant to this clause (ii), and (iii) for any other purposes not described in the foregoing clauses (i) and (ii); provided that the aggregate principal amount outstanding at any time under clauses (i) (other than for travel and entertainment in the ordinary course of business) and (iii) above shall not exceed $5,400,000;

(c)          Investments by (x) (i) any Company in Issuer or any wholly-owned Subsidiary of Issuer that is a Specified Subsidiary or a Broker-Dealer and (ii) any wholly-owned Subsidiary of Issuer in Issuer or a wholly-owned Subsidiary of Issuer that is a Specified Subsidiary or a Broker Dealer; provided that any such Investments by the Issuer or a Specified Subsidiary in a Non-Specified Subsidiary shall be made in the form of Indebtedness, and (y) a Non-Specified Subsidiary in another Non-Specified Subsidiary;

(d)          to the extent constituting Investments, transactions expressly permitted (other than by reference to Section 4.11) under Sections 4.09, 4.10, 4.12 (including the receipt of noncash consideration for the dispositions of assets permitted thereunder), 4.13 and 4.14;

(e)          Investments (i) in existence on, or that are made pursuant to legally binding written commitments that are in existence on, the Issue Date, and (ii) any modification, replacement, renewal or extension thereof; provided no such modification, replacement, renewal or extension shall increase the amount of Investments then permitted under this Section 4.11(e) except pursuant to the terms of such Investment in existence on the Issue Date or as otherwise permitted by this Section 4.11;

(f)          Investments in Hedging Agreements permitted under Section 4.09;

(g)          promissory notes and other noncash consideration received in connection with dispositions permitted by Section 4.12(a);

54

(h)          other than in respect of any Pending Acquisition, the purchase or other acquisition (in one transaction or a series of related transactions) of all or substantially all of the property and assets or business of any Person or of assets constituting a business unit, a line of business or division of such Person, or the Equity Interests in a Person that, upon the consummation thereof, will be a Company (including as a result of a merger or consolidation and including the deferred purchase of any remaining minority interests in any such Company) (each, a “Permitted Acquisition”); provided that, with respect to each purchase or other acquisition made pursuant to this Section 4.11(h):

(1)         no Event of Default shall have occurred and be continuing or would result therefrom;

(2)         after giving Pro Forma Effect to the consummation of such Permitted Acquisition (and any Indebtedness incurred or repaid upon such consummation), the Secured Leverage Ratio shall be no greater than 3.25:1.00; and

(3)         any such Person so acquired or purchased (1) shall become upon such consummation of such purchase or acquisition a wholly-owned Subsidiary of Issuer that is a Broker-Dealer or become a Specified Subsidiary and any assets or business so acquired shall upon such consummation be held by Issuer or a wholly-owned Subsidiary of Issuer that is a Broker-Dealer or a Specified Subsidiary or (2) shall become upon the consummation of such purchase or acquisition a Non-Specified Subsidiary that is a Subsidiary of Issuer (provided that the aggregate consideration so expended for all purchases and acquisitions in reliance of this clause (2) of this clause (D) does not exceed $15,000,000);

(i)          Investments in the ordinary course of business consisting of (i) endorsements for collection or deposit and (ii) customary trade arrangements with customers;

(j)          Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business and upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(k)          the licensing, sublicensing or contribution of material intellectual property pursuant to joint marketing arrangements with Persons other than the Companies in the ordinary course of business;

(l)          other Investments as valued at the fair market value of such Investment at the time each such Investment is made; provided that the aggregate amount of all such Investments made pursuant to this clause (l) measured at the time such Investment is made shall not exceed $30,000,000 (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

55

(m)          Investments in Similar Businesses; provided that the aggregate amount of all such Investments made pursuant to this clause (m) measured at the time such Investment is made shall not exceed $30,000,000 (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(n)          Investments to the extent that payment for such Investments is made solely by the issuance of Equity Interests (other than Disqualified Stock) of the Issuer or RCAP Holdings to the seller of such Investments;

(o)          Investments of a Person that is acquired and becomes a Company or of a Person merged or amalgamated or consolidated into any Company, in each case after the Issue Date and in accordance with this Section 4.11 and/or Section 11.02, as applicable, to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(p)          Investments made with the portion, if any, of Cumulative Retained Equity Amount on the date that the Issuer elects to apply all or a portion thereof to this Section 4.11(p); provided that immediately after giving Pro Forma Effect to any such Investment no Event of Default shall be continuing;

(q)          the forgiveness or conversion to equity of any Indebtedness owed to the Issuer or Subsidiary and permitted by Section 4.09;

(r)          advances of payroll payments to employees, consultants or independent contractors or other advances of salaries or compensation to employees, consultants or independent contractors, in each case in the ordinary course of business;

(s)          additional Companies may be established or created if any Investments in such additional Companies are permitted by the other clauses of this Section 4.11;

(t)          Guarantees of any Company of leases entered into in the ordinary course of business;

(u)          the Merger;

(v)         Investments consisting of contributions by any Company and/or any Subsidiary of any Company to the capital of any Broker-Dealer to the extent such Investments are required by applicable law or regulation;

(w)          Investments by any Company in the Equity Interests of Persons that are affiliated with independent Financial Advisors of the Issuer or its Subsidiaries in an aggregate amount at any time outstanding not to exceed $21,500,000;

(x)          the Pending Acquisitions;

(y)          Investments in the form of ordinary course loans to Financial Advisors affiliated with the Issuer, consistent with past practice; and

56

(z)          Investments in the ordinary course of business consistent with practice in one or more mutual funds designated by a Financial Advisor who is affiliated with the Issuer, to the extent that such Investments comprise part of such Financial Advisor’s deferred compensation plan.

Section 4.12.         Asset Sales. The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly make any Asset Sale (other than those Asset Sales permitted under Article 11), except for:

(a)          Sales, transfers or other dispositions of other assets for fair market value by any Company; provided that with respect to any disposition pursuant to this Section 4.12(a), such Company shall receive not less than 75% of such consideration in the form of cash or Permitted Investments; provided that, for purposes of determining what constitutes cash under this clause (A), (1) any balance sheet liabilities of such Company, other than liabilities that are by their terms subordinated to the payment in cash of the obligations, that are assumed by the transferee with respect to the applicable disposition and for which such Company shall have been validly released by all applicable creditors in writing and (2) any securities received by such Company from such transferee that are converted by such Company into cash (to the extent of the cash received) within 180 days following the closing of the applicable Asset Sale and (3) any Designated Non-Cash Consideration received by such Company in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (3) that is at that time outstanding, not to exceed $15,000,000, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall, in each case shall be deemed to be cash for purposes of this provision and for no other purpose; provided that the aggregate fair market value of all assets sold, transferred or disposed of pursuant to this Section 4.12(a) shall not exceed (x) $72,000,000 in any fiscal year of the Issuer and (y) $215,000,000 since the Issue Date;

(b)          (A) any Company may dispose of property or assets to Issuer or any wholly owned Subsidiary of Issuer, and any wholly owned Subsidiary of Issuer may dispose of property or assets to a wholly owned subsidiary of Issuer; provided that if (x) (i) the transferor of such property is a Specified Subsidiary or the Issuer the transferee thereof must either be the Issuer or a Specified Subsidiary, (B) a Non-Specified Subsidiary may dispose of property or assets to another Non-Specified Subsidiary and (C) to the extent such transaction constitutes an Investment, such transaction is made in compliance with Section 4.11(c);

(c)          the Companies may sell, transfer and otherwise dispose of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(d)          the Companies may effect any transaction permitted (other than by reference to Section 4.12) by Section 4.11, 4.13 or 4.14;

(e)          the Companies may sell or discount without recourse accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

57

(f)          the unwinding of any Hedging Agreement; and

(g)          Asset Sales of any asset between or among a Company and one or more RCS Companies as a substantially concurrent interim disposition in connection with a disposition otherwise permitted pursuant to clauses (i) through (vi) above.

Section 4.13.         Restricted Payments. The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly:

(a)          Declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment (including pursuant to any Synthetic Purchase Agreement), or incur any obligation (contingent or otherwise) to do so, unless, at the time of and after giving effect to such Restricted Payment:

(i)          no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(ii)         the Issuer would, at the time of such Restricted Payment and after giving Pro Forma Effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09; and such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Companies after the Issue Date (excluding Restricted Payments made pursuant to the next paragraph other than clauses (i), (iv), (vi) and (vii) of the next paragraph), is less than the sum, without duplication, of:

(A)         50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(B)         100% of the aggregate net cash proceeds and the fair value of marketable securities received by the Issuer since the date of this Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Issuer (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Issuer that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Issuer); plus

(C)         to the extent that any Investment permitted by Section 4.11 that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Investment (less the cost of disposition, if any) and (ii) the initial amount of such Investment.

58

(b)        The preceding provisions will not prohibit:

(i)          any Company may declare and make Restricted Payments to Issuer (and, in the case of a Restricted Payment by a Subsidiary of Issuer that is not a wholly owned Subsidiary of Issuer, to such Company and to each other owner of Equity Interests of such Company based on their relative ownership interests);

(ii)         to the extent constituting Restricted Payments, any Company may take actions expressly permitted by Section 4.11 (other than Section 4.11(d));

(iii)        any Company may declare and make Restricted Payments;

(A)         the proceeds of which will be used to repurchase, retire or otherwise acquire the Equity Interests of the Issuer (or to make a Restricted Payment to or an Investment in a Parent Holding Company to enable it or another Parent Holding Company to repurchase, retire or otherwise acquire its Equity Interest) from directors, officers, employees or members of management, consultants or independent contractors (or their estate, family trust, family members, spouse, civil partner and/or former spouse or civil partner) of the Issuer or any Parent Holding Company not to exceed $15,000,000 in any calendar year (in each case, provided that any unused or unutilized amounts at the end of any calendar year may be being carried over and used in the subsequent calendar year); provided further that the amounts set forth in this clause (iii) may be further increased by the proceeds of any key-man life insurance received by the Issuer or a Specified Subsidiary (solely with respect to the calendar year in which such proceeds are received and without limiting any carry-over thereof permitted above);

(B)         the proceeds of which are applied to the purchase or other acquisition by any Parent Holding Company of all or substantially all of the property and assets or business of any Person, or of assets constituting a business unit, a line of business or division of such Person, or more than 50% of the Equity Interests in a Person; provided that if such purchase or other acquisition had been made by the Issuer or any Subsidiary, it would have constituted an Permitted Acquisition permitted to be made pursuant to Section 4.11(h); provided that (A) such Restricted Payment shall be made concurrently with the closing of such purchase or other acquisition and (B) any Parent Holding Company shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) and any liabilities assumed to be contributed to the Issuer or any Specified Subsidiary (or other Subsidiary to the extent permitted by 4.11(h) or (2) the merger (to the extent permitted in Section 4.13) into the Issuer or any Specified Subsidiary (or to the extent permitted, other Subsidiary) formed or acquired in order to consummate such purchaser or other acquisition;

59

(C)         repurchases of Equity Interests of any Parent Holding Company of the Issuer deemed to occur upon the noncash exercise of stock options and warrants or similar equity incentive awards;

(D)         (1) with respect to any taxable period ending after the Issue Date for which RCAP Holdings is treated as a partnership or disregarded entity for U.S. federal income tax purposes, the payment of distributions to RCAP Holdings’ equity owners in an aggregate amount equal to the product of (x) the taxable income of RCAP Holdings for such taxable period, reduced by any cumulative net taxable loss with respect to all prior taxable periods ending after the Issue Date (determined as if all such taxable periods were one taxable period) to the extent such cumulative net taxable loss would have been deductible by the equity owners against such taxable income if such loss had been incurred in the taxable period in question (assuming that the equity owners have no items of income, gain, loss, deduction or credit other than through RCAP Holdings) and (y) the highest combined marginal U.S. federal, state and local income tax rate applicable to an individual resident in New York, New York for such taxable period (taking into account the character of the taxable income in question (long term capital gain, qualified dividend income, etc.) and the deductibility of state and local income taxes for U.S. federal income tax purposes (and any applicable limitation thereon)); provided that distributions otherwise permitted under this clause (1) in respect of the taxable period beginning prior to the Issue Date shall be reduced by the amount of estimated tax payments that should have been made by the equity owners of RCAP Holdings prior to the Issue Date (based on the assumptions used in this clause (1)), and (2) with respect to any taxable period ending before the Issue Date for which RCAP Holdings was treated as a partnership or disregarded entity for U.S. federal income tax purposes, the payment of distributions to RCAP Holdings’ equity owners in an aggregate amount equal to the product of (x) any additional taxable income for such taxable period resulting from a tax audit adjustment made after the Issue Date and (y) the highest combined marginal U.S. federal, state and local income tax rate applicable to an individual resident in New York, New York for such taxable period (taking into account the character of the additional taxable income in question (long term capital gain, qualified dividend income, etc.) and the deductibility of state and local income taxes for U.S. federal income tax purposes (and any applicable limitations thereon)) plus any penalties, additions to tax or interest that may be imposed as a result of such audit adjustment;

60

(E)         (1) with respect to any taxable period ending after the Issue Date for which RCS Management is treated as a partnership or disregarded entity for U.S. federal income tax purposes, the payment of distributions to RCS Management’s equity owners in an aggregate amount equal to the product of (x) the taxable income of RCS Management for such taxable period, reduced by any cumulative net taxable loss with respect to all prior taxable periods ending after the Issue Date (determined as if all such taxable periods were one taxable period) to the extent such cumulative net taxable loss would have been deductible by the equity owners against such taxable income if such loss had been incurred in the taxable period in question (assuming that the equity owners have no items of income, gain, loss, deduction or credit other than through RCS Management) and (y) the highest combined marginal U.S. federal, state and local income tax rate applicable to an individual resident in New York, New York for such taxable period (taking into account the character of the taxable income in question (long-term capital gain, qualified dividend income, etc.) and the deductibility of state and local income taxes for U.S. federal income tax purposes (and any applicable limitation thereon)); provided that distributions otherwise permitted under this clause (1) in respect of the taxable period beginning prior to the Issue Date shall be reduced by the amount of estimated tax payments that should have been made by the equity owners of RCS Management prior to the Issue Date (based on the assumptions used in this clause (1)), and (2) with respect to any taxable period ending before the Issue Date for which RCS Management was treated as a partnership or disregarded entity for U.S. federal income tax purposes, the payment of distributions to RCS Management’s equity owners in an aggregate amount equal to the product of (x) any additional taxable income for such taxable period resulting from a tax audit adjustment made after the Issue Date and (y) the highest combined marginal U.S. federal, state and local income tax rate applicable to an individual resident in New York, New York for such taxable period (taking into account the character of the additional taxable income in question (long term capital gain, qualified dividend income, etc.) and the deductibility of state and local income taxes for U.S. federal income tax purposes (and any applicable limitations thereon)) plus any penalties, additions to tax or interest that may be imposed as a result of such audit adjustment.

(iv)        in addition to the Restricted Payments otherwise permitted under this Section 4.13, the Companies may declare and make additional Restricted Payments in an aggregate amount not to exceed (A) $15,000,000, plus (B) an amount (which shall not be less than zero) equal to the portion, if any, of the Cumulative Retained Equity Amount on the date of such election that the Issuer elects to apply to this Section 4.13(b)(iv)(C); provided that, in the case of clause (B) of this Section 4.13(b)(iv), immediately after giving effect to any such Restricted Payment, no Default or Event of Default shall be continuing;

(v)         any Company may (i) pay cash in lieu of fractional shares in connection with any dividend, split or combination of its Equity Interests or any Permitted Acquisition (or similar Investment) or Pending Acquisition and (ii) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion;

(vi)        the payment of dividends and distributions within 60 days after the date of declaration thereof, if at the date of declaration of such payment, such payment would have complied with the other provisions of this Section 4.13;

61

(vii)       other Restricted Payments; provided that (a) no Event of Default shall have occurred and be continuing or would result therefrom and (b) on a Pro Forma Basis after giving effect to each such Restricted Payment made pursuant to this Section 4.13(b)(vii), the Secured Leverage Ratio shall not be greater than 3.25:1.00;

(viii)      the Issuer may redeem in whole or in part any Equity Interests of the Issuer in exchange for another class of Equity Interests or rights to acquire Equity Interest or with proceeds from substantially concurrent equity contributions or issuances of new shares of its Equity Interests; provided that any terms and provisions material to the interests of the Holders of the Notes, when taken as a whole, contained in such other class of Equity Interests of the Issuer are no more adverse (taken as a whole) to the Holders of the Notes than those contained in the Equity Interests redeemed thereby;

(ix)         the Issuer may make Restricted Payments in an amount equal to withholding or similar taxes payable or expected to be payable by any present or former employee, director, officer, manager, consultant or independent contractor (or their respective Affiliates, estates or immediate family members) and any repurchases of Equity Interests in consideration of such payments including deemed repurchases in connection with the exercise of stock options or grant, vesting or delivery of any Equity Interests; provided that the aggregate amount of Restricted Payments (other than deemed repurchases made for no value) pursuant to this Section 4.13(b)(ix) shall not exceed $3,000,000 in any fiscal year of the Issuer;

(x)          the applicable Company may make the Restricted Payments set forth on Schedule 4.09 to each Person listed under such Company’s name in such Schedule in the amount and during the period listed opposite such Person on such Schedule; and

(xi)         the payments referred to in Section 4.15(l) may be made.

(c)          Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of any Company to create, incur or permit to exist any Lien upon any of its property or assets, or (ii) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or the ability of any Company to make or repay loans or advances to any Company or to Guarantee Indebtedness of any Company; provided that (A) the foregoing shall not apply to restrictions and conditions imposed by law or by any Credit Facility or under any refinancing of the indebtedness represented by the Credit Facilities (or any initial or subsequent refinancing thereof) or the Notes, (B) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Company pending such sale, provided such restrictions and conditions apply only to the Company that is to be sold and such sale is permitted hereunder, (C) the foregoing shall not apply to restrictions and conditions imposed on any Foreign Company by the terms of any Indebtedness of such Foreign Company permitted to be incurred hereunder, (D) clause (i) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Indenture if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (E) clause (i) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof, (F) the foregoing shall not apply to customary restrictions on cash or other deposits or net worth required by customers under contracts entered into in the ordinary course of business and joint venture agreements or other similar arrangements if such provisions apply only to the Person (and the Equity Interests in such Person) that is the subject thereof, (G) provisions in agreements or instruments that prohibit the payment of dividends or the making of other distributions with respect to Equity Interests of a Person other than on a pro rata basis, (H) the foregoing shall not apply to customary restrictions and conditions contained in any agreement relating to any Asset Sale (or other disposition of assets) permitted under this Indenture pending the consummation of such Asset Sale (or other disposition of assets), (I) the foregoing shall not apply to any agreement in effect at the time a Person becomes a Company, so long as such agreement was not entered into in connection with or in contemplation of such Person becoming a Company, which encumbrance or restriction is not applicable to the properties or assets of any of the Issuer or Specified Subsidiaries, other than the Company or the property or assets of the Company so acquired and (J) the foregoing shall not apply to any other agreement governing Indebtedness or Disqualified Stock entered into after the Issue Date that contains encumbrances and restrictions that are not more restrictive than would be permitted by any Credit Facility or under any refinancing of the indebtedness represented by the Credit Facilities (or any initial or subsequent refinancing thereof).

62

Section 4.14.         Other Indebtedness and Agreements. The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly:

(a)          Permit any (i) waiver, supplement, modification, amendment, termination or release of any Subordinated Indebtedness or the First Allied Credit Agreement that would have a material and adverse effect on the interests of the Holders of the Notes or (ii) waiver, supplement, modification or amendment of (x) its certificate of incorporation, certificate of formation, by-laws, operating, management or partnership agreement or other organizational documents or (y) any Management Agreement, in each case to the extent any such waiver, supplement, modification or amendment would be materially adverse to the Holders of the Notes (it being understood and agreed that any material increase in the fees payable under any Management Agreement shall be deemed to be materially adverse to the Holders of the Notes).

(b)          Make any distribution, whether in cash, property, securities or a combination thereof, in respect of, or pay, or commit to pay, or directly or indirectly (including pursuant to any Synthetic Purchase Agreement) redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any Subordinated Indebtedness, except:

(i)          refinancings pursuant to Section 4.09(l);

(ii)         the payment of regularly scheduled interest payments as and when due in respect of any Subordinated Indebtedness permitted under Section 4.09;

(iii)        so long as no Default or Event of Default has occurred and is continuing, any payment, redemption, repurchase, retirement or other acquisition for consideration of any principal amount of Subordinated Indebtedness in an amount not exceeding the Cumulative Retained Equity Amount; and

(iv)        the prepayment, repayment or redemption of the RCAP Holdings Notes.

63

Section 4.15.         Transactions with Affiliates. The Issuer will not, and will not permit any of its Subsidiaries to, enter into any transactions (other than transactions between or among the RCS Companies and other than, prior to the First Allied Repayment, between or among any Company (other than First Allied and its Subsidiaries) and First Allied or a Subsidiary thereof) involving aggregate payments or consideration in excess of $7,200,000 with any of their respective Affiliates on terms that are not substantially as favorable to such Company as it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate, as determined by the board of directors of Issuer in good faith, provided that the foregoing restrictions shall not apply to:

(a)          transactions permitted by Section 4.13;

(b)          the Transactions and the payment of the Transaction Expenses;

(c)          the issuance of Capital Stock or Stock Equivalents of the Issuer, including to the management of the Issuer (or any direct or indirect parent thereof) or any of its Subsidiaries in connection with the Transactions or pursuant to arrangements described in clause (f) of this Section 4.15;

(d)          employment, indemnification and severance arrangements between the Companies and their respective officers, directors, managers, employees or consultants (including management and employee benefit plans or agreements, stock option plans and other compensatory arrangements) in the ordinary course of business and payments pursuant thereto;

(e)          [reserved];

(f)          payments by the Companies pursuant to an intercompany expense sharing agreement among such RCS Companies; provided that such payments are on customary terms consistent with past practices;

(g)          transactions or payments pursuant to any agreement or arrangement as in effect as of, or otherwise contemplated on, the Issue Date or any amendment thereto (so long as any such amendment is not materially adverse to the Holders of the Notes when taken as a whole as compared to the applicable agreement as in effect on the Issue Date) or similar agreements entered into thereafter;

(h)          reasonable and customary payments, loans, advances or guarantees (or cancellation of loans, advances or guarantees) to employees, officers, directors, managers or consultants of the Companies and employment agreement, stock option plans and other similar arrangements with such employees, officers, directors, manager or consultants;

(i)          leases and intellectual property licenses entered into in the ordinary course of business;

(j)          transactions among any of the Companies and any Person that would constitute a transaction with an Affiliate under this clause solely because a director of which is also a director of a Company or any other direct or indirect parent of any Company; provided, however, that such director abstains from voting as a director of such Company or such direct or indirect parent of such Company, as the case may be, on any matter involving such other Person;

64

(k)          existence of, or the performance by any Company of their obligations under the terms of, any customary registration rights agreement to which it is a party or becomes a party in the future;

(l)          the payment of fees for management, consulting, advisory and financial services rendered to the Issuer and any Subsidiary pursuant to the Management Agreement and related expenses (including indemnification and other similar amounts) (plus any unpaid management, consulting, monitoring, advisory and other fees and related expenses (including indemnification and other similar amounts) accrued in any prior year);

(m)          loans, advances and other transactions between or among any RCS Company or any joint venture (regardless of the form of legal entity) in which any RCS Company has invested (and which Subsidiary or joint venture would not be an Affiliate of the Issuer but for such RCS Company’s ownership of Capital Stock or Stock Equivalents in such joint venture or Subsidiary) to the extent permitted or not prohibited under Article VI;

(n)          transactions undertaken pursuant to membership in a purchasing consortium;

(o)          contributions to the capital of any Company or any Parent Holding Company (other than Disqualified Stock) or any investments by the Permitted Investors, RCAP Holdings or any Parent Holding Company in the Equity Interests of any Company (and payment of reasonable out-of-pocket expenses incurred in connection therewith); and

(p)          investments by Affiliates in Indebtedness or preferred Equity Interests of any Company, so long as non-Affiliates were also offered the opportunity to invest in such Indebtedness or preferred Equity Interests, and transactions with Affiliates solely in their capacity as holders of Indebtedness or preferred Equity Interests of any Company, so long as such transaction is with all holders of such class (and there are such non-Affiliate holders) and such Affiliates are treated no more favorably than all other holders of such class generally.

Section 4.16.         Future Guarantors. To the extent any Indebtedness of the Company (other than the Senior First Lien Credit Agreement or Second Lien Credit Agreement or any Indebtedness which serves to refinance the First Lien Loans or Second Lien Loans or any subsequent refinancings thereof) is guaranteed by any of the Company’s existing and future domestic Subsidiaries, the Notes will receive the same Guarantees on a pari passu basis, unless such Guarantees are prohibited by the First Lien Credit Agreement or Second Lien Credit Agreement or any Indebtedness which serves to refinance the First Lien Loans or Second Lien Loans or any subsequent refinancings thereof (in which case, such Guarantees shall not be provided to any other such Indebtedness).

Section 4.17.         Taxes. Subject to the Issuer’s right to contest the same, the Issuer shall pay all Taxes now or hereafter levied, assessed or imposed on Issuer by any Governmental Authority as the same become due and payable.

65

ARTICLE 5
Holders’ Lists and Reports by the Trustee

Section 5.01.         Issuer to Furnish Trustee Names and Addresses of Holders. The Issuer will furnish or cause to be furnished to the Trustee:

(a)          not more than 10 days after each Regular Record Date a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Regular Record Date, provided that the Issuer shall not be obligated to furnish or cause to furnish such list at any time that the list shall not differ in any respect from the most recent list furnished to the Trustee by the Issuer; and

(b)          at such other times as the Trustee may request in writing within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that, in either case, no such list need be furnished for any series for which the Trustee shall be the Note Registrar.

Section 5.02.         Preservation Of Information; Communications With holders.

(a)          The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Notes contained in the most recent list furnished to it as provided in Section 5.01 and as to the names and addresses of holders of Notes received by the Trustee in its capacity as Note Registrar (if acting in such capacity).

(b)          The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

(c)          Holders may communicate as provided in Section 312(b) of the Trust Indenture Act with other holders with respect to their rights under this Indenture or under the Notes, and, in connection with any such communications, the Trustee shall satisfy its obligations under Section 312(b) of the Trust Indenture Act in accordance with the provisions of Section 312(b) of the Trust Indenture Act.

Section 5.03.         Reports by the Trustee.

(a)          On or before August 31 in each year (commencing in 2015) in which any of the Notes are Outstanding, the Trustee shall transmit by mail, first class postage prepaid, to the holders, as their names and addresses appear upon the Note Register, a brief report dated as of the preceding June 30, if and to the extent required under Section 313(a) of the Trust Indenture Act.

(b)          The Trustee shall comply with Section 313(b) and 313(c) of the Trust Indenture Act.

(c)          A copy of each such report shall, at the time of such transmission to holders, be filed by the Trustee with the Issuer, with each stock exchange upon which any Notes are listed (if so listed) and also with the Commission. The Issuer agrees to notify the Trustee when any Notes become listed on any stock exchange.

66

ARTICLE 6
Defaults and Remedies

Section 6.01.         [Intentionally Omitted.]

Section 6.02.         Events of Default. Each of the following events shall be an “Event of Default” with respect to the Notes:

(a)          default in any payment of interest on any Note when due and payable, and the default continues for a period of 30 days;

(b)          default in the payment of principal of any Note when due and payable on the Maturity Date, upon any required repurchase, upon declaration of acceleration or otherwise;

(c)          failure by the Issuer to comply with its obligation to convert the Notes in accordance with this Indenture upon exercise of a Holder’s conversion right, and such default is not cured within five Business Days;

(d)          failure by the Issuer to issue a Fundamental Change Issuer Notice in accordance with Section 15.02(c), and such failure is not cured within ten days after the due date for such notice, or failure by the Issuer to issue notice of a specified corporate event in accordance with Section 14.01(b)(ii) or 14.01(b)(iii) when due;

(e)          failure by the Issuer to comply with its obligations under Article 11;

(f)          failure by the Issuer for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding has been received by the Issuer to comply with any of its other covenants or agreements contained in the Notes or the Indenture;

(g)          default by the Issuer or any Specified Subsidiary (a) under the Credit Facilities or (b) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $28,750,000 (or its foreign currency equivalent) in the aggregate of the Issuer and/or any such Specified Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise;

(h)          a final judgment for the payment of $28,750,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) rendered against the Issuer or any Specified Subsidiary, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

67

(i)          the Issuer or any Specified Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Issuer or any such Specified Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Issuer or any such Specified Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(j)          an involuntary case or other proceeding shall be commenced against the Issuer or any Specified Subsidiary seeking liquidation, reorganization or other relief with respect to the Issuer or such Specified Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Issuer or such Specified Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 consecutive days.

Section 6.03.         Acceleration; Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.02(i) or Section 6.02(j) with respect to the Issuer or any of its Specified Subsidiaries), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04, by notice in writing to the Issuer (and to the Trustee if given by Holders), may declare 100% of the principal of, and accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything contained in the Indenture or in the Notes to the contrary notwithstanding. If an Event of Default specified in Section 6.02(i) or Section 6.02(j) with respect to the Issuer or any of its Specified Subsidiaries occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be immediately due and payable.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Issuer shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal at the rate borne by the Notes plus one percent at such time) and amounts due to the Trustee pursuant to Section 7.07, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under the Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured, waived or otherwise remedied pursuant to Section 6.10, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Issuer and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, any Notes, (ii) a failure to repurchase any Notes when required or (iii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Notes.

68

Section 6.04.         Additional Interest. Notwithstanding anything in the Indenture or in the Notes to the contrary, to the extent the Issuer elects, the sole remedy for an Event of Default relating to (i) the failure by the Issuer to file with the Trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that the Issuer is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or (ii) the Issuer’s failure to comply with its obligations as set forth in Section 4.03(a), shall after the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to (a) 0.25% per annum of the principal amount of the Notes outstanding for the first 90 days of the 180-day period during which such Event of Default is continuing beginning on, and including, the date on which such an Event of Default first occurs and (b) 0.50% per annum of the principal amount of the Notes outstanding for the last 90 days of such 180-day period as long as such Event of Default is continuing. If the Issuer so elects, such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes. On the 181st day after such Event of Default (if the Event of Default relating to the Issuer’s failure to file is not cured or waived prior to such 181st day), the Notes shall be immediately subject to acceleration as provided in Section 6.03. In the event the Issuer does not elect to pay Additional Interest following an Event of Default in accordance with this Section 6.04 or the Issuer elected to make such payment but does not pay the Additional Interest when due, the Notes shall be immediately subject to acceleration as provided in Section 6.03.

In order to elect to pay Additional Interest as the sole remedy during the first 180 days after the occurrence of any Event of Default described in the immediately preceding paragraph, the Issuer must notify all Holders of the Notes, the Trustee and the Paying Agent of such election prior to the beginning of such 180-day period. Unless and until a Responsible Officer receives such notice at the Corporate Trust Office, the Trustee may assume without inquiry that no Additional Interest is payable. The Trustee shall not at any time be under any duty or responsibility to any Holder of Notes to determine the Additional Interest, or with respect to the nature, extent, or calculation of the amount of Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest. Upon the failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 6.03.

69

Section 6.05.         Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 6.02 shall have occurred, the Issuer shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate borne by the Notes plus one percent at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.07. If the Issuer shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Issuer or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or such other obligor, the property of the Issuer or such other obligor, or in the event of any other judicial proceedings relative to the Issuer or such other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.05, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Issuer or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any reasonable compensation, expenses, advances, and disbursements, including agent’s and counsel’s fees, and including any other amounts due to the Trustee under Section 7.07; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agent’s and counsel’s fees, and including any other amounts due to the Trustee under Section 7.07, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

70

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under the Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of the Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under the Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.10 or any rescission and annulment pursuant to Section 6.03 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Issuer, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Holders and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.06.         Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee under Section 7.07;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash due upon conversion of, the Notes in default in the order of the date due of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Fundamental Change Repurchase Price and any cash due upon conversion) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes at such time plus one percent, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Fundamental Change Repurchase Price and the cash due upon conversion) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Fundamental Change Repurchase Price and any cash due upon conversion) and accrued and unpaid interest; and

71

Fourth, to the payment of the remainder, if any, to the Issuer.

Section 6.07.         Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Fundamental Change Repurchase Price) or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no Holder of any Note shall have any right by virtue of or by availing of any provision of the Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a)          such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b)          Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c)          such Holders shall have offered to the Trustee such security or indemnity satisfactory to it against any loss, liability or expense to be incurred therein or thereby;

(d)          the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and

(e)          no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then outstanding within such 60-day period pursuant to Section 6.10, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of the Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under the Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 6.07, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

72

Notwithstanding any other provision of the Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (including the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in the Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Issuer shall not be impaired or affected without the consent of such Holder.

Section 6.08.         Proceedings by Trustee. In case of an Event of Default, the Trustee may in its discretion (and subject to the provisions of Sections 7.01 and 7.07) proceed to protect and enforce the rights vested in it by the Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Indenture or in aid of the exercise of any power granted in the Indenture, or to enforce any other legal or equitable right vested in the Trustee by the Indenture or by law.

Section 6.09.         Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in the Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.07, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.10.         Direction of Proceedings and Waiver of Defaults by Majority of Holders. The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with the Indenture, (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction, and (c) the Trustee may demand security or indemnity reasonably satisfactory to it in accordance with Sections 7.01 and 7.03. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including any Fundamental Change Repurchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.01, (ii) a failure by the Issuer to pay or deliver, as the case may be, the consideration due upon conversion of the Notes or (iii) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected. Upon any such waiver the Issuer, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.10, said Default or Event of Default shall for all purposes of the Notes and the Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

73

Section 6.11.         Notice of Defaults. The Trustee shall, within 90 days after the occurrence and continuance of a Default of which the Trustee has notice or knowledge, mail to all Holders as the names and addresses of such Holders appear upon the Note Register, notice of such default, unless such Default shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal of (including the Fundamental Change Repurchase Price, if applicable), or accrued and unpaid interest on, any of the Notes or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as a committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 6.12.         Undertaking to Pay Costs. All parties to the Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under the Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.12 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Fundamental Change Repurchase Price, if applicable) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 14.

ARTICLE 7
Concerning the Trustee

Section 7.01.         Certain Duties and Responsibilities of Trustee.

(a)          The Trustee, prior to the occurrence of an Event of Default with respect to the Notes and after the curing of all Events of Default with respect to the Notes that may have occurred, shall undertake to perform with respect to the Notes such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants shall be read into this Indenture against the Trustee. In case an Event of Default with respect to the Notes has occurred (that has not been cured or waived), the Trustee shall exercise with respect to Notes such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

74

(b)          No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)         prior to the occurrence of an Event of Default with respect to the Notes and after the curing or waiving of all such Events of Default with respect to that series that may have occurred: the duties and obligations of the Trustee shall with respect to the Notes be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable with respect to the Notes except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and in the absence of bad faith on the part of the Trustee, the Trustee may with respect to the Notes conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirement of this Indenture;

(2)         the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee, was negligent in ascertaining the pertinent facts;

(3)         the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Notes; and

(4)         None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or adequate indemnity against such risk is not reasonably assured to it.

Section 7.02.         [Intentionally Omitted]

Section 7.03.         Certain Rights of Trustee.

Except as otherwise provided in Section 7.01:

75

(a)          The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)          Any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by a Board Resolution or an instrument signed in the name of the Issuer, by the President or any Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer thereof (unless other evidence in respect thereof is specifically prescribed herein);

(c)          The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted hereunder in good faith and in reliance thereon;

(d)          The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that may be incurred therein or thereby.

(e)          The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(f)          The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security, or other papers or documents, unless requested in writing so to do by the Holders of not less than a majority in principal amount of the Outstanding Notes affected thereby (determined as provided in Section 8.04); provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity satisfactory to it against such costs, expenses or liabilities as a condition to so proceeding. The expense of every such examination shall be paid by the Issuer or, if paid by the Trustee, shall be repaid by the Issuer upon demand; and

(g)          The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(h)          The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default, other than a failure by the Company to make any payment on the Notes when due, unless (i) written notice of such default or Event of Default from the Company or any Holder is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture or (ii) a Responsible Officer shall have actual knowledge thereof.

76

Section 7.04.         Trustee Not Responsible for Recitals or Issuance or Notes.

(a)          The recitals contained herein and in the Notes shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same.

(b)          The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes.

(c)          The Trustee shall not be accountable for the use or application by the Issuer of any of the Notes or of the proceeds of such Notes, or for the use or application of any moneys paid over by the Trustee in accordance with any provision of this Indenture or established pursuant to Section 2.01, or for the use or application of any moneys received by any paying agent other than the Trustee.

(d)          The Trustee shall have no duty to monitor or investigate the Company’s compliance with or breach of, or cause to be performed or observed, any representation, warranty or covenant, or agreement of any Person, other than the Trustee, made in this Indenture.

Section 7.05.         May Hold Notes.

The Trustee or any paying agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, paying agent or Note Registrar.

Section 7.06.         Moneys Held in Trust.

All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any moneys received by it hereunder except such as it may agree with the Issuer to pay thereon.

Section 7.07.         Compensation and Reimbursement.

(a)          The Issuer covenants and agrees to pay to the Trustee, and the Trustee shall be entitled to, such reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), as the Issuer and the Trustee may from time to time agree in writing, for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, except as otherwise expressly provided herein, the Issuer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee (as trustee and in other capacity hereunder) in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or willful misconduct. The Issuer also covenants to indemnify the Trustee in all its capacities under the Indenture (and its officers, agents, directors and employees) for, and to hold them harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust or this Indenture or in any other capacity under the Indenture, including the costs and expenses of defending itself against any claim of liability in the premises or any claim asserted against it by a party to this Indenture.

77

(b)          The obligations of the Issuer under this Section to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal or the Trustee. Such additional indebtedness shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.02 occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.08.         Reliance on Officers’ Certificate.

Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted to be taken by it under the provisions of this Indenture upon the faith thereof.

Section 7.09.         Disqualification; Conflicting Interests.

If the Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Issuer shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act, subject to the penultimate paragraph thereof.

Section 7.10.         Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee with respect to the Notes issued hereunder which shall at all times be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or other Person permitted to act as trustee by the Commission, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 100 million U.S. dollars ($100,000,000), and subject to supervision or examination by Federal, State, Territorial, or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Issuer may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Issuer, serve as Trustee. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.11.

78

Section 7.11.         Resignation and Removal; Appointment of Successor.

(a)          The Trustee or any successor hereafter appointed, may at any time resign with respect to the Notes by giving written notice thereof to the Issuer and by transmitting notice of resignation by mail, first class postage prepaid, to the Holders of such series, as their names and addresses appear upon the Note Register. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee with respect to the Notes by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee with respect to the Notes, or any Holder of that series who has been a bona fide holder of a Note or Notes for at least six months may on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)          In case at any time any one of the following shall occur:

(1)         the Trustee shall fail to comply with the provisions of Section 7.09 after written request therefor by the Issuer or by any Holder who has been a bona fide holder of the Notes for at least six months; or

(2)         the Trustee shall cease to be eligible in accordance with the provisions of Section 7.10 and shall fail to resign after written request therefor by the Issuer or by any such Holder; or

(3)         the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or commence a voluntary bankruptcy proceeding, or a receiver of the Trustee or of its property shall be appointed or consented to, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Issuer may remove the Trustee with respect to all Notes and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, unless, in the case of a failure to comply with Section 7.09, the Trustee’s duty to resign is stayed as provided in the penultimate paragraph of Section 310(b) of the Trust Indenture Act, any Holder who has been a bona fide holder of a Notes for at least six months may, on behalf of that holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

79

(c)          The holders of a majority in aggregate principal amount of the Notes at the time Outstanding may at any time remove the Trustee with respect to such series by so notifying the Trustee and the Issuer and may appoint a successor Trustee for such series with the consent of the Issuer.

(d)          Any resignation or removal of the Trustee and appointment of a successor trustee with respect to the Notes pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.12.

(e)          Any successor trustee appointed pursuant to this Section may be appointed with respect to the Notes, and at any time there shall be only one Trustee with respect to the Notes.

Section 7.12.         Acceptance of Appointment By Successor.

(a)          In case of the appointment hereunder of a successor trustee with respect to all Notes, every such successor trustee so appointed shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Issuer or the successor trustee, such retiring Trustee shall, upon payment of its charges and all outstanding amounts under Section 7.07, execute and deliver an instrument transferring to such successor trustee all the rights, powers, and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring Trustee hereunder.

(b)          In case of the appointment hereunder of a successor trustee with respect to the Notes, the Issuer, the retiring Trustee and each successor trustee with respect to the Notes shall execute and deliver an indenture supplemental hereto wherein each successor trustee shall accept such appointment and which

(1)         shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes to which the appointment of such successor trustee relates,

(2)         shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and

80

(3)         shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and that no Trustee shall be responsible for any act or failure to act on the part of any other Trustee hereunder; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, such retiring Trustee shall with respect to the Notes to which the appointment of such successor trustee relates have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture, and each such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes to which the appointment of such successor trustee relates; but, on request of the Issuer or any successor trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee hereunder with respect to the Notes to which the appointment of such successor trustee relates.

(c)          Upon request of any such successor trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d)          No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article.

(e)          Upon acceptance of appointment by a successor trustee as provided in this Section, the Issuer shall transmit notice of the succession of such trustee hereunder by mail, first class postage prepaid, to the Holders, as their names and addresses appear upon the Note Register. If the Issuer fails to transmit such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be transmitted at the expense of the Issuer.

Section 7.13.         Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be qualified under the provisions of Section 7.09 and eligible under the provisions of Section 7.10, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

81

Section 7.14.         Preferential Collection of Claims Against the Issuer.

The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship described in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent included therein.

ARTICLE 8
Concerning the Holders

Section 8.01.         Evidence of Action by Holders.

Whenever in this Indenture it is provided that the holders of a majority or specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such majority or specified percentage of that series have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by such holders of Notes in Person or by agent or proxy appointed in writing. If the Issuer shall solicit from the Holders of any series any request, demand, authorization, direction, notice, consent, waiver or other action, the Issuer may, at its option, as evidenced by an Officers’ Certificate, fix in advance a record date for such series for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Issuer shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Holders of record at the close of business on the record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes of that series have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Outstanding Notes shall be computed as of the record date; provided, however, that no such authorization, agreement or consent by such Holders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

Section 8.02.         Proof of Execution by Holders.

Subject to the provisions of Section 7.01, proof of the execution of any instrument by a Holder (such proof will not require notarization) or his agent or proxy and proof of the holding by any Person of any of the Notes shall be sufficient if made in the following manner:

(a)          The fact and date of the execution by any such Person of any instrument may be proved in any reasonable manner acceptable to the Trustee.

(b)          The ownership of Notes shall be proved by the Note Register of such Notes or by a certificate of the Note Registrar thereof.

(c)          The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

82

Section 8.03.         Who May be Deemed Owners.

Prior to the due presentment for registration of transfer of any Note, the Issuer, the Trustee, any paying agent and any Note Registrar may deem and treat the Person in whose name such Note shall be registered upon the books of the Issuer as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Note Registrar) for the purpose of receiving payment of or on account of the principal of (and premium and Additional Amounts, if any) and (subject to Section 2.03) interest on such Note and for all other purposes; and neither the Issuer nor the Trustee nor any paying agent nor any Note Registrar shall be affected by any notice to the contrary.

Section 8.04.         Certain Notes Owned by Issuer Disregarded.

In determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent of waiver under this Indenture, the Notes that are owned by the Issuer or any other obligor on the Notes or by any Person directly or indirectly controlling or controlled by or under common control with the Issuer or any other obligor on Notes shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Notes that the Trustee actually knows are so owned shall be so disregarded. The Notes so owned that have been pledged in good faith may be regarded as Outstanding for the purposes of this Section, if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any such other obligor. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

Section 8.05.         Actions Binding on Future Holders.

At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the holders of the majority or percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note that is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee, and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note, and of any Note issued in exchange therefor, on registration of transfer thereof or in place thereof, irrespective of whether or not any notation in regard thereto is made upon such Note. Any action taken by the holders of the majority or percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Trustee and the Holders of all the Notes.

83

ARTICLE 9
Holders’ Meetings

Section 9.01.         Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:

(a)          to give any notice to the Issuer or to the Trustee or to give any directions to the Trustee permitted under the Indenture, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under the Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

(b)          to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article VII of this Indenture;

(c)          to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(d)          to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of the Indenture or under applicable law.

Section 9.02.         Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be mailed to Holders of such Notes at their addresses as they shall appear on the Note Register. Such notice shall also be mailed to the Issuer. Such notices shall be mailed not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Issuer and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 9.03.         Call of Meetings by Issuer or Holders. In case at any time the Issuer, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Issuer or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by mailing notice thereof as provided in Section 9.02.

84

Section 9.04.         Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Issuer and its counsel.

Section 9.05.         Regulations. Notwithstanding any other provisions of the Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Issuer or by Holders as provided in Section 9.03, in which case the Issuer or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 8.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 9.06.         Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 9.02. The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Issuer and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

85

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.07.         No Delay of Rights by Meeting. Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of the Indenture or of the Notes.

ARTICLE 10
Supplemental Indentures

Section 10.01.         Supplemental Indentures Without Consent of Holders. The Issuer and the Trustee, at the Issuer’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a)          to cure any ambiguity, omission, defect or inconsistency that does not adversely affect Holders of the Notes;

(b)          to provide for the assumption by a Successor Issuer of the obligations of the Issuer under the Indenture pursuant to Article 11;

(c)          to add guarantees with respect to the Notes;

(d)          to secure the Notes;

(e)          to add to the covenants or Events of Default of the Issuer for the benefit of the Holders or surrender any right or power conferred upon the Issuer;

(f)          to make any change that does not materially adversely affect the rights of any Holder;

(g)          in connection with any Merger Event, provide that the notes are convertible into Reference Property, subject to the provisions of Section 14.02, and make such related changes to the terms of the Notes to the extent expressly required by Section 14.07;

(h)          to conform the provisions of the Indenture or the Notes to the description of the convertible notes in the Commitment Letter; or

(i)          evidence and provide for the appointment under the Indenture of a successor trustee.

Upon the written request of the Issuer, the Trustee is hereby authorized to join with the Issuer in the execution of any such supplemental indenture, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise.

86

Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Issuer and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02.         Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Article VIII) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article VIII and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Issuer, when authorized by the resolutions of the Board of Directors, and the Trustee, at the Issuer’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall:

(a)          reduce the amount of Notes whose Holders must consent to an amendment;

(b)          reduce the rate of or extend the stated time for payment of interest on any Note;

(c)          reduce the principal of or extend the Maturity Date of any Note;

(d)          make any change that adversely affects the conversion rights of any Notes;

(e)          reduce the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Issuer’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f)          make any Note payable in a currency, or at a place of payment, other than that stated in the Note;

(g)          comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act;

(h)          change the ranking of the Notes;

(i)          impair the right of any Holder to receive payment of principal and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes; or

(j)          make any change in this Article 10 that requires each Holder’s consent or in the waiver provisions in Section 6.03 or Section 6.10.

Upon the written request of the Issuer, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

87

Holders do not need under this Section 10.02 to approve the particular form of any proposed supplemental indenture. It shall be sufficient if such Holders approve the substance thereof. After any such supplemental indenture becomes effective, the Issuer shall mail to the Holders a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

Section 10.03.       Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture pursuant to the provisions of this Article or of Section 11.02, this Indenture shall, with respect to such series, be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the Holders of Notes affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04.       Notes Affected by Supplemental Indentures.

Notes affected by a supplemental indenture, authenticated and delivered after the execution of such supplemental indenture pursuant to the provisions of this Article or of Section 11.02, may bear a notation in form approved by the Issuer, provided such form meets the requirements of any exchange upon which such series may be listed, as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Board of Directors of the Issuer, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Issuer, authenticated by the Trustee and delivered in exchange for the Notes then Outstanding.

Section 10.05.       Execution of Supplemental Indentures.

Upon the request of the Issuer, accompanied by its Board Resolutions authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders required to consent thereto as aforesaid, the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture. The Trustee, subject to the provisions of Section 7.01, may receive an Officers’ Certificate or an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article is authorized or permitted by, and conforms to, the terms of this Article and that it is proper for the Trustee under the provisions of this Article to join in the execution thereof; provided, however, that such Officers’ Certificate or Opinion of Counsel need not be provided in connection with the execution of a supplemental indenture that establishes the terms of a series of Notes pursuant to Section 2.01 hereof.

88

Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Issuer shall transmit (or cause the Trustee to transmit, at the expense of the Issuer) by mail, first class postage prepaid, a notice prepared by the Issuer, setting forth in general terms the substance of such supplemental indenture, to the Holders of all series affected thereby as their names and addresses appear upon the Note Register. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

ARTICLE 11
Consolidation, Merger, Sale, Conveyance and Lease

Section 11.01.       [Intentionally Omitted].

Section 11.02.       Issuer May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 11.03, the Issuer shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to another Person, unless:

(a)          the resulting, surviving or transferee Person (the “Successor Issuer”), if not the Issuer, shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Issuer (if not the Issuer) shall expressly assume, by supplemental indenture all of the obligations of the Issuer under the Notes and the Indenture; and

(b)          immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under the Indenture.

For purposes of this Section 11.02, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer to another Person, which properties and assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Issuer to another Person.

89

Section 11.03.       Successor Corporation to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Issuer, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Issuer, such Successor Issuer (if not the Issuer) shall succeed to and, except in the case of a lease of all or substantially all of the Issuer’s properties and assets, shall be substituted for the Issuer, with the same effect as if it had been named herein as the party of the first part. Such Successor Issuer thereupon may cause to be signed, and may issue either in its own name or in the name of the Issuer any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon the order of such Successor Issuer instead of the Issuer and subject to all the terms, conditions and limitations in the Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Issuer to the Trustee for authentication, and any Notes that such Successor Issuer thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under the Indenture as the Notes theretofore or thereafter issued in accordance with the terms of the Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 11 the Person named as the “Issuer” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 11) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under the Indenture and the Notes.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 11.04.      Opinion of Counsel to Be Given to Trustee. No such consolidation, merger, sale, conveyance, transfer or lease shall be effective unless the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 11.

ARTICLE 12
No Redemption

Section 12.01.       No Redemption. The Notes shall not be redeemable by the Company prior to the Maturity Date, and no sinking fund is provided for the Notes.

ARTICLE 13
[Intentionally Omitted]

ARTICLE 14
Conversion of Notes

Section 14.01.       Conversion Privilege. Each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note at any time prior to the close of business on the Business Day immediately preceding the Maturity Date, in each case, at an initial conversion rate of the lower of (x) 49.3583 shares of Common Stock, or (y) if on or before such date the Issuer successfully completes a Well-Marketed, Underwritten Public Offering of Common Stock, 115% of the price at which the Common stock is sold to the public in such offering (subject to adjustment as provided in this Article 14, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 14.02, the “Conversion Obligation”).

90

Section 14.02.         Conversion Procedure; Settlement Upon Conversion.

(a)          Subject to this Section 14.02, Section 14.03(b) and Section 14.07(a), upon conversion of any Note, the Issuer shall pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 14.02 The shares of Common Stock in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows: the Issuer shall deliver (or cause its stock transfer agent to deliver) to the converting Holder in respect of each $1,000 principal amount of Notes being converted a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date;

(b)          Subject to Section 14.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and (ii) in the case of a Physical Note (1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Issuer or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent and (3) if required, furnish appropriate endorsements and transfer documents. The Trustee (and if different, the Conversion Agent) shall notify the Issuer of any conversion pursuant to this Article 14 on the Conversion Date for such conversion. No Notice of Conversion with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Issuer in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 15.03.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c)          A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above. Except as provided in Section 14.03 and Section 14.07 below, the Issuer shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the third Business Day immediately following the relevant Conversion Date. At such time as shares of Common Stock are due to converting Holders, the Issuer shall issue or cause to be issued by its stock transfer agent, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Issuer’s Conversion Obligation. Prior to the issuance of Common Stock, the Issuer shall give the Conversion Agent notice of the number of shares of Common Stock being so issued and the method by which the issuance shall take place. For the avoidance of doubt, neither the Conversion Agent nor the Trustee shall have any responsibility for the issuance by the Issuer of shares of Common Stock.

91

(d)          In case any Note shall be surrendered for partial conversion, the Issuer shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Issuer or Trustee, with payment by the converting Holder of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e)          If a Holder submits a Note for conversion, the Issuer shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon conversion, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Issuer (or if the stock certificates are delivered by the Issuer to the Conversion Agent for further delivery to the converting Holder, the Conversion Agent) may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f)          Except as provided in Section 14.04, no adjustment shall be made for dividends on any shares of Common Stock issued upon the conversion of any Note.

(g)          Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Issuer shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h)          Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Issuer’s settlement of the full Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date, Holders of such Notes as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted; provided that no such payment shall be required (1) for conversions following the Regular Record Date immediately preceding the Maturity Date; (2) if the Issuer has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or (3) to the extent of any Defaulted Amounts, if any Defaulted Amounts exist at the time of conversion with respect to such Note. Therefore, for the avoidance of doubt, all Holders of record on the Regular Record Date immediately preceding the Maturity Date shall receive the full interest payment due on the Maturity Date regardless of whether their Notes have been converted following such Regular Record Date.

92

(i)          The Person in whose name the certificate for any shares of Common Stock delivered upon conversion is registered shall be treated as a stockholder of record as of the close of business on the relevant Conversion Date. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion.

(j)          The Issuer shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of delivering any fractional share of Common Stock issuable upon conversion based on the Daily VWAP for the relevant Conversion Date.

(k)          Notwithstanding anything to the contrary herein, no Holder shall be entitled to receive shares of Common Stock (taking into account any Common Stock obtained pursuant to the Purchase Agreement, or in connection with any securities purchased thereunder) upon conversion to the extent (but only to the extent) that such receipt would cause such converting Holder to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 9.9% of the shares of Common Stock outstanding at such time (the “Limitation”). Any purported delivery of shares of Common Stock upon conversion of Notes shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the converting Holder becoming the beneficial owner of more than the Limitation. If any delivery of shares of Common Stock owed to a Holder upon conversion of Notes is not made, in whole or in part, as a result of the Limitation, the Issuer’s obligation to make such delivery shall not be extinguished and the Issuer shall deliver such shares as promptly as practicable after any such converting Holder gives notice to the Issuer that such delivery would not result in it being the beneficial owner of more than the Limitation.

(l)          In no event will the aggregate number of shares of Common Stock issued (taking into account any Common Stock obtained pursuant to the Purchase Agreement, or in connection with any securities purchased thereunder) upon conversion of the Notes exceed 19.9% of the number of shares of Common Stock outstanding on the Trading Day immediately preceding the Issue Date (as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and the like) (the “19.9% Share Cap”), unless the issuance of shares of Common Stock in excess of the 19.9% Share Cap is duly approved in advance by the holders of Common Stock in accordance with Section 312.03 of the NYSE Listed Company Manual.

(m)          In no event will the aggregate number shares of Common Stock issued (taking into account any Common Stock obtained pursuant to the Purchase Agreement, or in connection with any securities purchased thereunder) upon conversion of the Notes exceed 24.9% of the number of shares of Common Stock outstanding on the Trading Day immediately preceding the date of the issuance (the “24.9% Share Cap”), unless the issuance of shares of Common Stock in excess of the 24.9% Share Cap is duly approved in advance by FINRA.

93

Section 14.03.         Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes. (a) If a Make-Whole Fundamental Change occurs or becomes effective prior to the Maturity Date and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Issuer shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of Conversion is received by the Conversion Agent from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change).

(b)          Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change pursuant to Section 14.01(b)(iii), the Issuer shall satisfy the related Conversion Obligation in accordance with Section 14.02; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property following such Make-Whole Fundamental Change is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the Conversion Rate (including any adjustment for Additional Shares), multiplied by such Stock Price. In such event, the Conversion Obligation shall be paid to Holders in cash on the third Business Day following the Conversion Date. The Issuer shall notify the Holders of Notes of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.

(c)          The number of Additional Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed to be paid) per share of the Common Stock in the Make-Whole Fundamental Change. If the holders of the Common Stock receive in exchange for their Common Stock only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change. The Board of Directors shall make appropriate adjustments to the Stock Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, during such five consecutive Trading Day period.

94

(d)          The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 14.04.

(e)          The following table sets forth the number of Additional Shares by which the Conversion Rate shall be increased per $1,000 principal amount of Notes pursuant to this Section 14.03 for each Stock Price and Effective Date set forth below:

	Stock Price
Effective Date	$18.42	$19.00	$20.00	$21.183	$22.50	$27.50	$30.00	$32.50	$35.00
April 29, 2014	7.0811	6.2589	5.0544	3.9088	2.9168	1.6221	0.8393	0.3739	0.1171
November 1, 2014	7.0811	6.4859	5.2343	4.0446	3.0140	1.6701	0.8613	0.3831	0.1190
November 1, 2015	7.0811	6.9572	5.6065	4.3209	3.2088	1.7623	0.8981	0.3929	0.1186
November 1, 2016	7.0811	7.0811	5.9498	4.5644	3.3665	1.8192	0.9068	0.3837	0.1071
November 1, 2017	7.0811	7.0811	6.2301	4.7397	3.4566	1.8162	0.8697	0.3440	0.0812
November 1, 2018	7.0811	7.0811	6.3081	4.7215	3.3688	1.6764	0.7395	0.2511	0.0351
November 1, 2019	7.0811	7.0811	6.0088	4.3481	2.9629	1.3105	0.4768	0.1017	0.0000
November 1, 2020	7.0811	6.8180	4.9518	3.2727	1.9596	0.5987	0.0922	0.0000	0.0000
November 1, 2021	7.0811	5.4238	2.7923	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(i)          if the Stock Price is between two Stock Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii)         if the Stock Price is greater than $35.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate; and

(iii)        if the Stock Price is less than $18.42 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate per $1,000 principal amount of Notes exceed 56.4394 shares of Common Stock, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 14.04.

(f)          Nothing in this Section 14.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 14.04 in respect of a Make-Whole Fundamental Change.

95

Section 14.04.         Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Issuer if any of the following events occurs, except that the Issuer shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 14.04, without having to convert their Notes, as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a)          If, after the Issue Date, the Issuer (A) pays a dividend or makes a distribution on its shares of capital stock in Common Stock, (B) subdivides its outstanding Common Stock into a greater number of shares, (C) combines its outstanding Common Stock into a smaller number of shares or (D) issues any shares of capital stock by reclassification of its Common Stock (the events set forth in clauses (A), (B), (C) and (D) above being hereinafter referred to as the “Common Stock Events”), the Conversion Rate shall be adjusted so that the Holder of any Note thereafter converted shall be entitled to receive the number of Common Stock that such Holder would have owned or have been entitled to receive after the happening of any of any Common Stock Event, had such Note been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (i) shall become effective immediately upon the opening of business on the day next following the record date (subject to paragraph (f) below) in the case of a dividend or distribution and shall become effective immediately upon the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

(b)          If, after the Issue Date, the Issuer issues rights, options or warrants to all holders of Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below in this subparagraph (b)) to subscribe for or purchase Common Stock at a price per share less than the Current Market Price per share on the record date for the determination of stockholders entitled to receive such rights, options or warrants, then the Conversion Rate shall be adjusted to equal the price determined by multiplying (A) the Conversion Rate theretofore in effect by (B) a fraction, the numerator of which shall be the sum of (I) the amount of Common Stock outstanding on the close of business on the date fixed for such determination and (II) the amount of additional Common Stock offered for subscription or purchase pursuant to such rights, options or warrants, and the denominator which shall be the sum of (I) the amount of Common Stock outstanding on the close of business on the date fixed for such determination and (II) the amount of Common Stock that the aggregate proceeds to the Issuer from the exercise of such rights, options or warrants for Common Stock would purchase at such Current Market Price. Such adjustment shall become effective immediately upon the opening of business on the day next following such record date (subject to paragraph (f) below). In determining whether any rights, options or warrants entitle the holders of Common Stock to subscribe for or purchase Common Stock at less than such Current Market Price, there shall be taken into account any consideration received by the Issuer upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors, whose determination shall be conclusive, absent manifest error.

96

(c)          If the Issuer distributes to all holders of its Common Stock any shares of capital stock of the Issuer (other than Common Stock), evidence of its indebtedness or assets or rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants referred to in and treated under paragraph (b) above) (any of the foregoing being hereinafter in this paragraph (c) called the “Securities”), then in each case the Conversion Rate shall be adjusted so that it shall equal the price determined by multiplying (A) the Conversion Rate theretofore in effect by (B) a fraction, the numerator of which shall be the Current Market Price per share of Common Stock on the record date mentioned below, and the denominator of which shall be the Current Market Price per Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive, absent manifest error) of the portion of the shares of capital stock or assets or cash or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock. Such adjustment shall become effective immediately upon the opening of business on the day next following (subject to paragraph (e) below) the record date for the determination of stockholders entitled to receive such distribution. For the purposes of this subparagraph (iii), the distribution of a Security, which is distributed not only to the holders of the Common Stock on the date fixed for the determination of stockholders entitled to such distribution of such Security, but also is required to be distributed with each share of Common Stock delivered to a Person converting a Note after such determination date, shall not require an adjustment of the Conversion Rate pursuant to this subparagraph (c); provided that on the date, if any, on which a Person converting a Note would no longer be entitled to receive such Security with Common Stock (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred, and the Conversion Rate shall be adjusted as provided in this paragraph (c) (and such day shall be deemed to be “the date fixed for the determination of the stockholders entitled to receive such distribution” and “the record date” within the meaning of the two preceding sentences).

The occurrence of a distribution or the occurrence of any other event as a result of which Holders of Notes shall not be entitled to receive rights, including exchange rights (the “Rights”), pursuant to any stockholders protective rights agreement that may be adopted by the Issuer as if such Holders had converted such notes into Common Stock immediately prior to the occurrence of such distribution or event shall not be deemed a distribution of Securities for the purposes of any Conversion Rate adjustment pursuant to this paragraph (c) or otherwise give rise to any Conversion Rate adjustment pursuant to this Section 14.04; provided, however, that in lieu of any adjustment to the Conversion Rate as a result of any such distribution or occurrence, the Issuer shall make provision so that Rights, to the extent issuable at the time of conversion of any Notes into Common Stock, shall issue and attach to such Common Stock then issued upon conversion in the amount and manner and to the extent and as provided in such stockholders protective rights agreement.

97

(d)          If, at any time or from time to time after the Issue Date, the Issuer issues or sells any Common Stock (other than in connection with any underwritten public offering and issuances to unaffiliated third parties for an acquisition on an arm’s-length basis) (“Additional Shares”) for a consideration per share that is less than the Current Market Price on the Business Day immediately preceding the earlier of the issuance or sale, or public announcement of the issuance or sale, of such Additional Shares, then the Conversion Rate shall be reduced to an amount determined by multiplying the Conversion Rate theretofore in effect by a fraction of which (x) the numerator equals the product of (i) the sum of (A) the total number of Common Stock outstanding immediately prior to such issuance or sale and (B) the number of additional Common Stock issued or sold, multiplied by (ii) the Adjustment Price, and (y) the denominator is the sum of (i) the product of (A) the number of Common Stock outstanding immediately prior to such issuance or sale multiplied by (B) the greater of (1) the Conversion Price theretofore in effect and (2) the Closing Price on the date preceding the earlier of the issuance or sale or public announcement of the issuance or sale of such Additional Shares (the greater of (1) and (2) above hereinafter referred to as the “Adjustment Price”) and (ii) the aggregate consideration receivable by the Issuer for the total number of Common Stock so issued or sold. An adjustment made pursuant to this subparagraph (d) shall be made on the next Business Day following the date on which any such issuance or sale is made and shall be effective retroactively to the close of business on the date of such issuance or sale.

(e)          If the Issuer becomes party to any transaction (including without limitation a merger, consolidation, self-tender offer for all or substantially all Common Stock outstanding or recapitalization of the Common Stock but excluding any Common Stock Events (each of the foregoing being referred to herein as a “Transaction”), in each case as a result of which Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each $1,000 of principal amount of Notes that is not redeemed or converted into the right to receive stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of Common Stock into which $1,000 of principal amount of Notes was convertible immediately prior to such Transaction, assuming such holder of Common Stock (i) is not a Person with which the Issuer consolidated or into which the Issuer merged or which merged into the Issuer or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an Affiliate of a Constituent Person and (ii) failed to exercise his or her rights of the election, if any, as to the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction is not the same for each share of Common Stock held immediately prior to such Transaction by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised (“Non-Electing Share”), then for the purpose of this paragraph (e) the kind and amount of stock, securities and other property (including cash) receivable upon such Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). The Issuer shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (e), and it shall not consent or agree to the occurrence of any Transaction until the Issuer has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the Holders of the Notes that will contain provisions enabling the Holders of the Notes that remain outstanding after such Transaction to convert their Notes into the consideration received by holders of Common Stock at the Conversion Price in effect immediately prior to such Transaction. The provisions of this paragraph (e) shall similarly apply to successive Transactions.

98

(f)          Notwithstanding this Section 14.04 or any other provision of the Indenture or the Notes, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date, and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of the shares of Common Stock as of the related Conversion Date as described under Section 14.02(i) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 14.04, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g)          Except as stated herein, the Issuer shall not adjust the Conversion Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities.

(h)          In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 14.04, and to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Issuer’s securities are then listed, the Issuer from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Issuer’s best interest. In addition, to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Issuer’s securities are then listed, the Issuer may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Issuer shall mail to the Holder of each Note at its last address appearing on the Note Register a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i)          Except as described above in this Article 14, the Conversion Rate shall not be adjusted:

(i)          upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Issuer’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)         upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Issuer or any of the Issuer’s Subsidiaries;

(iii)        upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;

99

(iv)        solely for a change in the par value of the Common Stock or a change in the Issuer’s jurisdiction of incorporation;

(v)         for accrued and unpaid interest, if any; or

(vi)        for an event otherwise requiring an adjustment, as described herein if such event is not consummated.

(j)          All calculations and other determinations under this Article 14 shall be made by the Issuer and shall be made to the nearest one-ten thousandth (1/10,000th) of a share. The Issuer shall not be required to make an adjustment in the Conversion Rate unless such adjustment would require a change of at least 1% in the Conversion Rate. However, the Issuer shall carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustment, regardless of whether the aggregate adjustment is less than 1%, on the Conversion Date for any Notes and on each Trading Day of any Observation Period for any converted Notes.

(k)          Whenever the Conversion Rate is adjusted as herein provided, the Issuer shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee (and Conversion Agent) shall have received such Officers’ Certificate, the Trustee (and Conversion Agent) shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Issuer shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder at its last address appearing on the Note Register of the Indenture. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l)          For purposes of this Section 14.04, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Issuer so long as the Issuer does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Issuer, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 14.05.         Adjustments of Prices. Whenever any provision of this Indenture requires the Issuer to calculate the Last Reported Sale Prices over a span of multiple days (including an Observation Period and the period for determining the Stock Price for purposes of a Make-Whole Fundamental Change), the Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period when the Last Reported Sale Prices are to be calculated.

100

Section 14.06.         Shares to Be Fully Paid. The Issuer shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming that at the time of computation of such number of shares, all such Notes would be converted by a single Holder).

Section 14.07.         Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a)          In the case of:

(i)          any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination),

(ii)         any consolidation, merger or combination involving the Issuer, or

(iii)        any sale, lease or other transfer to a third party of the consolidated assets of the Issuer and the Issuer’s Subsidiaries substantially as an entirety,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at and after the effective time of such Merger Event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Merger Event and, prior to or at the effective time of such Merger Event, the Issuer or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 10.01(f) providing for such change in the right to convert each $1,000 principal amount of Notes; provided, however, that at and after the effective time of the Merger Event (A) the Issuer shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Notes in accordance with Section 14.02 and (B) (I) any amount payable in cash upon conversion of the Notes in accordance with Section 14.02 shall continue to be payable in cash, (II) any shares of Common Stock that the Issuer would have been required to deliver upon conversion of the Notes in accordance with Section 14.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Merger Event and (III) the Daily VWAP shall be calculated based on the value of a unit of Reference Property.

101

If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be (x) the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (y) if no holders of Common Stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. If the holders of the Common Stock receive only cash in such Merger Event, then for all conversions for which the relevant Conversion Date occurs after the effective date of such Merger Event (A) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 14.03), multiplied by the price paid per share of Common Stock in such Merger Event and (B) the Issuer shall satisfy the Conversion Obligation by paying cash to converting Holders on the third Business Day immediately following the relevant Conversion Date. The Issuer shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

Such supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 14. If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing corporation, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including, to the extent required by the Board of Directors and practicable, the provisions providing for the repurchase rights set forth in Article 15.

(b)          When the Issuer executes a supplemental indenture pursuant to subsection (a) of this Section 14.07, the Issuer shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders. The Issuer shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at its address appearing on the Note Register provided for in the Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c)          The Issuer shall not become a party to any Merger Event unless its terms are consistent with this Section 14.07. None of the foregoing provisions shall affect the right of a Holder of Notes to convert its Notes into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Merger Event.

(d)          The above provisions of this Section shall similarly apply to successive Merger Events.

Section 14.08.         Certain Covenants. (a) The Issuer covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Issuer and free from all taxes, liens and charges (other than those created by the Holder) with respect to the issue thereof.

102

(b)          The Issuer covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be validly issued upon conversion, the Issuer will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c)          The Issuer further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system the Issuer will list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.

Section 14.09.         Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Issuer to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Issuer contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 14.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Issuer shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 14.01(b) has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Issuer has delivered to the Trustee and the Conversion Agent the notices referred to in Section 14.01(b) with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely, and the Issuer agrees to deliver such notices to the Trustee and the Conversion Agent immediately after the occurrence of any such event or at such other times as shall be provided for in Section 14.01(b).

Section 14.10.         Notice to Holders Prior to Certain Actions. In case of any:

103

(a)          action by the Issuer or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 14.04 or Section 14.11;

(b)          Merger Event; or

(c)          voluntary or involuntary dissolution, liquidation or winding-up of the Issuer or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of the Indenture), the Issuer shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be mailed to each Holder at its address appearing on the Note Register, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Issuer or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Issuer or one of its Subsidiaries, or (ii) the date on which such Merger Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Issuer or one of its Subsidiaries, Merger Event, dissolution, liquidation or winding-up.

Section 14.11.         Stockholder Rights Plans. If the Issuer has a stockholder rights plan in effect upon conversion of the Notes, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion of Notes, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan so that the Holders would not be entitled to receive any rights in respect of Common Stock, if any, issuable upon conversion of the Notes, the Conversion Rate shall be adjusted at the time of separation as if the Issuer distributed to all or substantially all holders of the Common Stock distributed property as provided in Section 14.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 14.12.         Limit on Issuance of Shares of Common Stock Upon Conversion. Notwithstanding anything to the contrary in this Indenture, if an event occurs that would result in an increase in the Conversion Rate by an amount in excess of limitations imposed by any shareholder approval rules or listing standards of any national or regional securities exchange that are applicable to the Issuer, the Issuer will, at its option, either obtain stockholder approval of any issuance of Common Stock upon conversion of the Notes in excess of such limitations or pay cash in lieu of delivering any shares of Common Stock otherwise deliverable upon conversions in excess of such limitations based on the Daily VWAP for each Trading Day of the relevant Observation Period in respect of which, in lieu of delivering shares of Common Stock, the Issuer pays cash pursuant to this Section 14.12.

104

ARTICLE 15
Repurchase of Notes at Option of Holders

Section 15.01.         [Intentionally Omitted].

Section 15.02.         Repurchase at Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Issuer to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to $1,000 or an integral multiple of $1,000, on the date (the “Fundamental Change Repurchase Date”) specified by the Issuer that is not less than 20 calendar days or more than 35 calendar days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Issuer shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 15.

(b)          Repurchases of Notes under this Section 15.02 shall be made, at the option of the Holder thereof, upon:

(i)          delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii)         delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(i)          in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(ii)         the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(iii)        that the Notes are to be repurchased by the Issuer pursuant to the applicable provisions of the Notes and the Indenture;

105

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 15.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.03.

The Paying Agent shall promptly notify the Issuer of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(c)          On or before the 20th calendar day after the occurrence of the effective date of a Fundamental Change, the Issuer shall provide to all Holders of Notes and the Trustee and the Paying Agent (in the case of a Paying Agent other than the Trustee) a notice (the “Fundamental Change Issuer Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the applicable procedures of the Depositary. Simultaneously with providing such notice, the Issuer shall publish a notice containing the information set forth in the Fundamental Change Issuer Notice in a newspaper of general circulation in The City of New York or publish such information on the Issuer’s website or through such other public medium as the Issuer may use at that time. Each Fundamental Change Issuer Notice shall specify:

(i)          the events causing the Fundamental Change;

(ii)         the date of the Fundamental Change;

(iii)        the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;

(iv)        the Fundamental Change Repurchase Price;

(v)         the Fundamental Change Repurchase Date;

(vi)        the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii)       if applicable, the Conversion Rate and any adjustments to the Conversion Rate;

(viii)      that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of the Indenture; and

106

(ix)         the procedures that Holders must follow to require the Issuer to repurchase their Notes.

No failure of the Issuer to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.02.

At the Issuer’s request, the Trustee shall give such notice in the Issuer’s name and at the Issuer’s expense; provided, however, that, in all cases, the text of such Fundamental Change Issuer Notice shall be prepared by the Issuer.

(d)          Notwithstanding the foregoing, no Notes may be repurchased by the Issuer on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Issuer in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Issuer in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 15.03.         Withdrawal of Fundamental Change Repurchase Notice. (a) A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with this Section 15.03 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i)          the principal amount of the Notes with respect to which such notice of withdrawal is being submitted,

(ii)         if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(iii)        the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are Global Notes, the notice must comply with appropriate procedures of the Depositary.

107

Section 15.04.         Deposit of Fundamental Change Repurchase Price. (a) The Issuer will deposit with the Trustee (or other Paying Agent appointed by the Issuer, or if the Issuer is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.01) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Issuer), payment for Notes surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 15.02) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Issuer) by the Holder thereof in the manner required by Section 15.02 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Issuer, return to the Issuer any funds in excess of the Fundamental Change Repurchase Price.

(b)          If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Issuer) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price).

(c)          Upon surrender of a Note that is to be repurchased in part pursuant to Section 15.02, the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Section 15.05.         Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer, the Issuer will, if required:

(a)          comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;

(b)          file a Schedule TO or any other required schedule under the Exchange Act; and

(c)          otherwise comply with all federal and state securities laws in connection with any offer by the Issuer to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15.

108

ARTICLE 16
[Intentionally Omitted.]

ARTICLE 17
Miscellaneous Provisions

Section 17.01.         Provisions Binding on Issuer’s Successors. All the covenants, stipulations, promises and agreements of the Issuer contained in the Indenture shall bind its successors and assigns whether so expressed or not.

Section 17.02.         Official Acts by Successor Corporation. Any act or proceeding by any provision of the Indenture authorized or required to be done or performed by any board, committee or Officer of the Issuer shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Issuer.

Section 17.03.         Notices. Except as otherwise expressly provided herein any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Securities to or on the Issuer may be given or served by being deposited first class postage prepaid in a post-office letterbox addressed (until another address is filed in writing by the Issuer with the Trustee), as follows: RCS Capital Corporation, 405 Park Avenue, New York, New York 10022, Attn: Secretary. Any notice, election, request or demand by the Issuer or any Holder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing (including electronic PDF file) at the Corporate Trust Office of the Trustee.

Failure to mail or deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

So long as the Notes are registered in the name of the Depositary, any notices to be provided to the Holders may be provided by electronic means in accordance with the Depositary’s operational procedures.

Section 17.04.         Governing Law; Jurisdiction. THIS INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

The Issuer irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

109

The Issuer irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 17.05.     Compliance Certificates and Opinions. (a) Upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of this Indenture, the Issuer, shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

(b)          Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant in this Indenture shall include:

(i)          a statement that the Person making such certificate or opinion has read such covenant or condition;

(ii)         a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)        a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)        a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 17.06.       Legal Holidays. In any case where any Interest Payment Date, Fundamental Change Repurchase Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.

Section 17.07.       No Security Interest Created. Nothing in the Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

110

Section 17.08.         Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 17.09.         Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 17.10.         Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 17.11.         Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 17.12.         Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 17.13.         Calculations. Except as otherwise provided herein, the Issuer shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Stock, the Daily VWAPs, accrued interest payable on the Notes and the Conversion Rate of the Notes. The Issuer shall make all these calculations in good faith and, absent manifest error, the Issuer’s calculations shall be final and binding on Holders of Notes. The Issuer shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Issuer’s calculations without independent verification. The Trustee will forward the Issuer’s calculations to any Holder of Notes upon the written request of that Holder at the sole cost and expense of the Issuer.

111

Section 17.14.         USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to the Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

[Remainder of page intentionally left blank]

112

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

RCS CAPITAL CORPORATION

By:	/s/ William M. Kahane
Name: William M. Kahane
Title: Chief Executive Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Jane Schweiger
Name: Jane Schweiger
Title: Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.]

[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)         REPRESENTS THAT IT, AND ANY ACCOUNT FOR WHICH IT IS ACTING, IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)         AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHER WISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)         TO RCS CAPITAL CORPORATION (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF, OR

(B)         PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

1

(C)         TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)         PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR ANY AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY, THE REGISTRAR AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS THEY MAY REQUIRE AND RELY UPON IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”)) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY RESELL THIS NOTE OR A BENEFICIAL INTEREST HEREIN.

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, AND YIELD TO MATURITY FOR THIS NOTE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE ISSUERS AT THE FOLLOWING ADDRESS: 405 PARK AVENUE, 15TH FLOOR, NEW YORK, NY 10022, ATTENTION: CHIEF FINANCIAL OFFICER.

2

RCS Capital Corporation

5.00% Convertible Senior Note due 2021

No. [_____]	[Initially][1] $[_________]

CUSIP No. 74937W AA0

RCS Capital Corporation, a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]2 [_______]3, or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto] 4 [of $[_______]]5, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $120,000,000 in aggregate at any time, in accordance with the rules and procedures of the Depositary, on November 1, 2021, and interest thereon as set forth below.

This Note shall bear interest at the rate of 5.00% per year from April 29, 2014, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until November 1, 2021. Interest is payable quarterly in arrears on each February 1, May 1, August 1 and November 1 of each year, beginning on August 1, 2014, to Holders of record at the close of business on the preceding January 15, April 15, July 15, or October 15 (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in Section 6.04 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to such Section 6.04, and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

The Issuer will pay to the Holders such Additional Amounts as may become payable under Section 2.12 of the Indenture.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes plus one percent, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(c) of the Indenture.

1 Include if a global note.

2 Include if a global note.

3 Include if a physical note.

4 Include if a global note.

5 Include if a physical note.

3

The Company shall pay the principal of and interest on this Note, if and so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and its agency, as a place where Notes may be presented for payment or for registration of transfer and exchange.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof).

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually or by facsimile by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

4

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

RCS CAPITAL CORPORATION

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Name:
Title:

5

[FORM OF REVERSE OF NOTE]

RCS Capital Corporation
5.00% Convertible Senior Note due 2020

This Note is one of a duly authorized issue of Notes of the Company, designated as its 5.00% Convertible Senior Notes due 2021 (the “Notes”), limited to the aggregate principal amount of $120,000,000 all issued or to be issued under and pursuant to an Indenture dated as of April 29, 2014 (the “Indenture”) by and between the Company and Wilmington Trust, National Association (the “Trustee”) to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

In case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal (including the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

6

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes shall not be redeemable by the Company.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the Business Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

7

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

8

SCHEDULE A6

SCHEDULE OF EXCHANGES OF NOTES

RCS Capital Corporation
5.00% Convertible Senior Notes due 2021

The initial principal amount of this Global Note is _______ DOLLARS ($[_________]). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

6 Include if a global note.

9

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To:	RCS Capital Corporation

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 14.02(d) and Section 14.02(e) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

1

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all): $______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number
2

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To:	RCS Capital Corporation

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from RCS Capital Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.02 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repaid (if less than all): $______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

1

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                                        hereby sell(s), assign(s) and transfer(s) unto                         (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                       attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

☐          To RCS Capital Corporation or a subsidiary thereof; or

☐          Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐          To a qualified institutional buyer pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐          Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

2

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

3